ACXIOM CORPORATION

1 Information Way

Little Rock, Arkansas 72202

501.342.1000

www.acxiom.com

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held December 21, 2007

Please join us for the 2007 Annual Meeting of Stockholders of Acxiom Corporation. The meeting will be held on December 21, 2007, at 10:00 a.m. CST at the Acxiom River Market Building, 601 East Third Street, Little Rock, Arkansas for the following purposes:

1.	To elect three directors to the class whose term will expire in 2010.

2.

To approve an amendment to the 2005 Equity Compensation Plan to increase the number of shares of the Company’s common stock available for grant thereunder from 13.3 million shares to 20.3 million shares.

3.	To transact any other business that may properly come before the meeting or any adjournment thereof.

Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Proxy Statement.

Only holders of the Company’s common stock of record at the close of business on October 24, 2007 are entitled to notice of and to vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

Catherine L. Hughes

Corporate Governance Officer

& Secretary

Little Rock, Arkansas

November 16, 2007

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE OR VOTE ON THE INTERNET OR BY TELEPHONE IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ON THE ENCLOSED PROXY CARD OR VOTING INSTRUCTIONS CARD.

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QUESTIONS AND ANSWERS

Q:	Why am I receiving these materials?

A:

The Board of Directors of Acxiom Corporation, a Delaware corporation (sometimes referred to as the “Company” or “Acxiom”), is providing these proxy materials for you in connection with Acxiom’s annual meeting of stockholders, which will take place on December 21, 2007. As a stockholder, you are invited to attend the meeting and are entitled to and requested to vote on the proposals described in this proxy statement.

Q:	What should I do now?

A:	Please read this proxy statement carefully and then vote your shares promptly by telephone, by Internet, or by signing, dating and returning the enclosed proxy card.

Q:	What proposals will be voted on at the annual meeting?

A:

There are two proposals to be voted on at the annual meeting. The first item is the election of directors. The board of directors of Acxiom has nominated existing directors Mary L. Good and Stephen M. Patterson for re-election to the board and has nominated Kevin M. Twomey for election to the board to replace Rodger S. Kline, who is not standing for re-election. The directors will serve for three-year terms or until their respective successors are elected and qualified.

The second voting item is an amendment to the Company’s 2005 Equity Compensation Plan to increase the number of shares of the Company’s common stock available for grant thereunder from 13.3 million shares to 20.3 million shares.

Any action related to these proposals may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.

Other than the election of directors and the amendment to the 2005 Equity Compensation Plan, we are not aware of any other proposals that have been properly brought before the meeting. In the event that other matters are properly brought the meeting, the persons named in the accompanying proxy will vote the shares represented by it in accordance with their best judgment.

Q:	How does the board recommend I vote on the proposals?

A:

The board recommends a vote FOR the re-election of Dr. Good and Mr. Patterson and FOR the election of Mr. Twomey to serve on the board of directors. The board also recommends a vote FOR the proposed amendment to the 2005 Equity Compensation Plan.

Q:	Who can vote?

A:

If you owned any shares of Acxiom common stock at the close of business on October 24, 2007, the record date for the annual meeting, you are entitled to vote the shares of Acxiom common stock owned as of that date. These shares include (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner in street name through a stockbroker or bank or shares purchased through Acxiom’s Retirement Savings Plan and/or stock purchase plan.

Q:	What is the difference between holding shares as a “stockholder of record” and as a “beneficial owner in street name”?

A:

Most Acxiom stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with Acxiom’s transfer agent, Computershare Investor Services, you are considered, with respect to those shares, the “stockholder of record,” and these proxy materials are being sent directly to you by Acxiom. As the “stockholder of record,” you have the right to grant your voting proxy directly to Acxiom or to vote in person at the meeting. Acxiom is providing a proxy card for your use.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee which is effectively considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker how to vote and are also invited to attend the meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from your broker or nominee giving you the right to vote the shares. Your broker or nominee has provided a voting instruction form for you to use to direct the voting of your shares.

Q:	Can I vote my shares without attending the meeting?

A:

Whether you hold shares directly as the stockholder of record, beneficially in street name, or as a participant in Acxiom’s Retirement Savings Plan, you may direct your vote without attending the meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee, or, for shares held in Acxiom’s Retirement Savings Plan, the plan trustee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to the summary instructions below and those included on your proxy card or voting instruction form.

BY INTERNET - If you have Internet access, you may submit your proxy from any location in the world by following the “Vote by Internet” instructions on the proxy card.

BY TELEPHONE - You may also submit your proxy by following the “Vote by Phone” instructions on the proxy card.

BY MAIL - You may submit your proxy by mail by signing, dating and returning your proxy card or voting instruction form in the postage-paid envelope provided. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign the proxy card but do not provide instructions, your shares will be voted as your Board of Directors recommends.

Please note that if you are a participant in Acxiom’s Retirement Savings Plan, you must submit your vote to the Plan’s trustee no later than December 17, 2007, i.e., three business days prior to meeting date, in order to allow sufficient time for your vote to be tabulated by the trustee.

Q:	How can I vote my shares in person at the meeting?

A:

Shares held directly in your name as the stockholder of record may be voted in person at the annual meeting. If you are a beneficial owner holding in street name, you must provide a proxy from the record holder of your shares in order to vote your shares in person at the meeting. Due to the tabulation requirements of the plan administrator, participants in Acxiom’s Retirement Savings Plan may not vote their shares in person at the meeting.

The annual meeting is scheduled to begin at 10:00 a.m., local time, and check in will begin at 9:30 a.m., local time.

EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING, WE RECOMMEND THAT YOU ALSO SUBMIT YOUR PROXY CARD AS DESCRIBED ABOVE SO THAT YOUR VOTE WILL BE COUNTED IF YOU LATER DECIDE NOT TO ATTEND THE MEETING.

Q:	Can I change my vote?

A:

You may change your proxy instructions at any time prior to the vote at the annual meeting. For shares held directly in your name, you may change your vote by signing and returning a proxy bearing a later date or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. If you hold your shares in street name, you may change your vote by submitting new voting instructions to your broker or nominee in accordance with the instruction on your voting instruction form.

Q:	How many shares can I vote?

A:

You may vote as many shares of common stock as you hold as of the record date. Each share of common stock in entitled to one vote. As of October 24, 2007, our record date, 80,881,192 shares of common stock were issued and outstanding and eligible to vote. A list of our stockholders will be available for review at our principal offices, 1 Information Way, Little Rock, Arkansas 72202, for at least 10 days prior to the 2007 annual meeting.

Q:	Who will count the votes?

A:	Representatives of Computershare Investor Services will count the votes and will act as the inspectors of the election.

Q:	What does it mean if I receive more than one proxy card or voting instruction form?

A:

If your shares are registered differently, or if they are in more than one account, you may receive more than one proxy card or voting instruction form. Please follow the instructions on each proxy card or voting instruction form to ensure that all of your shares are represented at the meeting. Please sign each proxy card exactly as your name or names appear on the card. For joint accounts, each owner should sign the proxy card. When signing as executor, administrator, attorney, trustee or guardian, etc., please print your full title on the proxy card.

Q:	What vote is required to pass an item of business?

A:

A majority of the holders of our outstanding common stock must be present in person or represented by proxy to hold the meeting. A majority of the votes cast at the annual meeting is required to elect directors and to amend the 2005 Equity Compensation Plan.

Q:	Who can help answer my questions?

A:	If you have any questions about the annual meeting or how to vote your shares, please contact:

Innisfree M &A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Shareholders Call Toll-Free: (888) 750- 5834

Banks and Brokers Call Collect: (212) 750-5833

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Acxiom Corporation (“Acxiom”) to be used at its 2007 Annual Meeting of Stockholders to be held on December 21, 2007, and at any postponement or adjournment thereof. Shares represented by properly executed proxies will be voted at the meeting. If a choice is specified by a stockholder, the proxy will be voted in accordance with that choice. Any proxy may be revoked at any time if it has not already been exercised.

This proxy statement is being mailed to stockholders beginning on November 16, 2007.

The close of business on October 24, 2007, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment thereof. On the record date, there were outstanding and entitled to vote 80,881,192 shares of common stock. On all matters to be acted upon at the meeting, each share of common stock is entitled to one vote per share. Except as provided below, the presence, in person or by proxy, of holders of shares of common stock having a majority of the votes entitled to be cast at the meeting shall generally constitute a quorum.

VOTING PROCEDURES

Election of Directors. In March 2007, the Acxiom board of directors adopted an amendment to the Company’s bylaws which specifies that directors in uncontested elections will be elected based on a majority of the votes cast. Article III, Section 2(b) of the Company’s bylaws provides that in an uncontested election for directors each director will be elected by the vote of a majority of the votes cast at the meeting, either in person of by proxy. A majority of votes cast means that the number of shares cast “for” a director’s election exceeds the number of votes cast “against” that director. In an election in which the number of nominees exceeds the number of directors to be elected (a contested election) the directors will be elected by the vote of a plurality of the votes cast at the meeting, either in person of by proxy. In an uncontested election, a nominee who does not receive a majority of the votes cast will not be elected. In such instance, the board of directors has established procedures pursuant to which any nominee who fails to receive a majority of the votes cast will tender his or her resignation to the board. The board will act upon a tendered resignation within ninety (90) days of the date on which the election results were certified and will promptly make public disclosure of the results of its actions. If the board accepts a director’s resignation, or if a nominee for director is not elected and the nominee is not an incumbent director, then the board may fill the resulting vacancy on the board. To fill a vacancy on the board, the governance/nominating committee of the board will identify and recommend the new director candidate to the full board in accordance with its policies and procedures. To be elected to the board, the new candidate must be approved by the affirmative vote of the remaining directors then in office.

Approval of Equity Compensation Plan Amendment. Approval of the proposed amendment to the Company’s 2005 Equity Compensation Plan will require the affirmative vote of a majority of shares of common stock present or represented at the meeting and entitled to vote, provided a quorum is present in person or by proxy.

Abstentions and Broker Non-Votes. A stockholder who abstains from voting on any or all proposals and broker non-votes will be included in the number of stockholders present at the meeting for the purpose of determining the presence of a quorum. Abstentions and broker non-votes will have the effect of vote against approval of the amendment to the Company’s 2005 Equity Compensation Plan. However, abstentions and broker non-votes will have no impact on the election of directors because they are not considered votes cast for voting purposes.

ELECTION OF DIRECTORS

(Proposal No. 1 of the Proxy Card)

The Acxiom board of directors currently consists of ten members divided into three classes. Mary L. Good and Stephen M. Patterson, currently members of the class whose term expires in 2007, and Kevin M. Twomey, who has been nominated to replace Rodger S. Kline, are the board’s nominees for election at the 2007 Annual Meeting for the term ending in 2010. The other current directors are Mr. Kline, whose term expires at the 2007 Annual Meeting; William T. Dillard II, Thomas F. (Mack) McLarty, III, Jeffrey W. Ubben and R. Halsey Wise, whose terms expire at the 2008 Annual Meeting; and Michael J. Durham, Ann Die Hasselmo and William J. Henderson, whose terms expire at the 2009 Annual Meeting. Unless otherwise directed, the persons named in the accompanying form of proxy will vote that proxy for the election of the nominees named below, with each to hold office for a term of three years until the 2010 Annual Meeting or until his/her successor is duly elected and qualified. In case a nominee is unable to serve, the persons named in the form of proxy may vote for another nominee of their choice. For each nominee and each director who will continue to serve after the Annual Meeting, there follows a brief listing of his/her principal occupations for at least the past five years, other major affiliations, year first elected to the board, age, and educational background.

Nominees for Director

Mary L. Good, Ph.D

Year First Elected – 2004

Age – 76

Dr. Good is the dean of the Donaghey College of Engineering and Information Technology at the University of Arkansas at Little Rock and is the Donaghey University Professor. She is also a managing member for Fund for Arkansas, LLC; Research Solutions, LLC; and Delta Trust and Bank. She has served previously on the boards of the following public companies: Biogen Idec, Inc.; IDEXX Laboratories, Inc.; Cincinnati Milacron, Inc.; and Ameritech, Inc. Previously, Dr. Good served for four years as the undersecretary for technology for the technology administration in the Department of Commerce in President Clinton's administration, while simultaneously chairing the National Science and Technology Council's Committee on Technological Innovation (NSTC/CTI) and serving on the National Science and Technology Council's Committee on National Security. From 1988 - 1993, Dr. Good served as the senior vice president of technology at Allied Signal, Inc., where she was responsible for technology transfer, corporate research and commercialization support for new technologies. During the eight years prior to that time, she held the positions of president of Allied Signal's Engineered Material Research Center, president of Signal Research Center, Inc., and director of research for UOP, Inc. From 1954 - 1980, Dr. Good was a professor at both the University of New Orleans and at Louisiana State University, where she achieved that University’s highest professional rank, Boyd professor. She was appointed to the National Science Board by President Carter in 1980 and again by President Reagan in 1986. She served as chairman of that board until she was appointed in 1991 by President Bush to become a member of the President's Council of Advisors on Science and Technology (PCAST). Dr. Good is an elected member of the National Academy of Engineering, a past president of the American Chemical Society, and past president and a fellow of the American Association for the Advancement of Science. Dr. Good holds a bachelor of science degree in chemistry from the University of Central Arkansas, and M.S. and Ph.D. degrees in inorganic chemistry from the University of Arkansas. She has received numerous awards and honorary degrees from many colleges and universities, including most recently the College of William and Mary, Polytechnic University of New York, Louisiana State University and Michigan State University.

Stephen M. Patterson

Year First Elected – 2000

Age – 56

Mr. Patterson is the former president, chief executive officer and major stockholder of Leisure Arts, a publishing and direct mail company. Leisure Arts was acquired by Time Warner in 1992. Mr. Patterson is currently president of Patterson Enterprises. He is vice chairman of the board of trustees of Hendrix College. Mr. Patterson served on the board of directors of Worthen Bank and its successor, Bank of America–Arkansas, for 12 years. Mr. Patterson holds a bachelor’s degree from Hendrix College and an electrical engineering degree and an M.B.A. from Columbia University.

Kevin M. Twomey

Nominee

Age – 60

Mr. Twomey was president of The St. Joe Company, a major Florida-based real estate development and operating company, from February 1999 until his retirement in May 2006. He held the posts of chief financial officer of that company from February 1999 to March 2005, and chief operating officer from February 2000 until his retirement. He remained a consultant to the company until December 2006. Mr. Twomey is currently a director and chairman of the audit committee of PartnerRe (NYSE: PRE), an international reinsurance company. He previously served as a director of Intergraph Corporation from December 2004 until its sale in November 2006, and of Novelis from May 2006 until its sale in May 2007. Prior to joining The St. Joe Company, Mr. Twomey was vice chairman of the board of directors and chief financial officer of H.F. Ahmanson & Company and its principal subsidiary, Home Savings of America. Prior to joining Ahmanson in 1993, he was chief financial officer at First Gibraltar Bank, a company owned by MacAndrews & Forbes Holdings. Mr. Twomey also held management positions with MCorp and Bank of America. He serves on the board of trustees of the University of North Florida and the U.S. Navy Supply Corps Foundation, and is the chairman of the board trustees of the United Way of Northeast Florida.

Directors – Terms Ending in 2008

William T. Dillard II

Year First Elected – 1988

Age – 62

Mr. Dillard, the lead independent director of Acxiom, has served as a member of the Dillard’s, Inc. board of directors since 1968 and currently serves as the chief executive officer and chairman of the board of Dillard’s, Inc. of Little Rock, Arkansas, a chain of traditional department stores with approximately 329 retail outlets in 29 states. In addition to Dillard’s, Inc., Mr. Dillard is also a director of Barnes & Noble, Inc., a publicly held company, and serves on the J.P. Morgan Chase & Co. national advisory and Texas Regional advisory boards. He holds a master’s degree in business administration from Harvard University and a bachelor’s degree in the same field from the University of Arkansas.

Thomas F. (Mack) McLarty, III

Year First Elected – 1999

Age – 61

Mr. McLarty is president of Kissinger McLarty Associates, an international advisory firm formed in partnership with former Secretary of State Henry Kissinger, and chairman of the board of the McLarty Companies, a family-owned transportation business. He serves on the board of Union Pacific Corporation and IdleAire Technologies Corporation, both publicly held companies. He is also senior advisor to The Carlyle Group private equity firm and a senior advisor to the law firm of Covington & Burling. Mr. McLarty served in the White House under President Clinton in several key positions including chief of staff, counselor to the president and special envoy for the Americas, with over five years of service in the President’s Cabinet and on the National Economic Council. He worked with President Carter as a member of the Democratic National Committee, was appointed to the National Petroleum Council and the National Council on Environmental Quality by President Bush, and served on the St. Louis Federal Reserve Board from 1989 until joining the Clinton administration in 1992. Prior to his tenure in the White House, Mr. McLarty served as chairman of the board of Arkla, a Fortune 500 natural gas company. He began his business career with the McLarty Companies, where he helped build the business into one of the nation’s largest transportation companies. Mr. McLarty is a senior international fellow at the U.S. Chamber of Commerce and a member of the Council on Foreign Relations. He holds a degree in business administration from the University of Arkansas.

Jeffrey W. Ubben

Year First Elected – 2006

Age – 46

Mr. Ubben is a founding member and managing partner of ValueAct Capital, an investment partnership with approximately $3.7 billon in assets under management. Prior to co-founding ValueAct Capital in 2000, Mr. Ubben was a managing partner at Blum Capital Partners ("Blum") for more than five years. During his tenure at Blum, the firm’s actively managed assets under management grew more than five-fold, to approximately $1.8 billion. Previously, Mr. Ubben spent eight years at Fidelity Management and Research, where he managed two multi-billion-dollar mutual funds, including the Fidelity Value Fund, and served as a research analyst for a variety of industry sectors. Mr. Ubben currently serves as a director of three other publicly held companies: Gartner Group, Inc., Misys plc, and Seitel Inc. He is a former chairman of the board and director of Martha Stewart Living Omnimedia, Inc., a former director of Catalina Marketing Corp., Mentor Corporation, Per-Se Technologies, Inc., Insurance Auto Auctions, Inc. and a former director at several other public and private companies. In addition, Mr. Ubben serves as chairman of the national board of the Posse Foundation and the board of the American Conservatory Theater. He holds a B.A. degree from Duke University and an M.B.A. from the J. L. Kellogg Graduate School of Management at Northwestern University.

R. Halsey Wise

Year First Elected – 2006

Age – 42

Mr. Wise is President and Chief Executive Officer of Intergraph Corporation, a leading global provider of spatial information management software. He has served since 2003 as a member of the Intergraph board of directors and in 2006 became a director of Intergraph Holding Company, Intergraph’s parent company. Prior to joining Intergraph, he served as Chief Executive Officer, North America of Solution 6 Holdings, Ltd., one of Australia’s largest software companies and a global leader in the Professional Services Automation (PSA) software market. Prior to that, Mr. Wise was President and Chief Operating Officer of Computer Management Sciences, Inc. (NASDAQ:CMSX), an information technology software and services company that was later acquired by Computer Associates International (NYSE: CA). At Computer Associates, he was General Manager, North America for Global Professional Services. Prior to that, Mr. Wise was an investment banker specializing in software and technology services with The Robinson-Humphrey Company. Mr. Wise holds a masters degree in finance and marketing from the J. L. Kellogg Graduate School of Management at Northwestern University and a B.A. degree in history from the University of Virginia.

Directors – Terms Ending in 2009

Michael J. Durham

Year First Elected – 2006

Age – 56

Mr. Durham, non-executive chairman of the Acxiom board of directors, is president and chief executive officer of Cognizant Associates, Inc., a consulting firm based in Dallas, Texas, which he founded in 2000. During the 20 years prior to forming Cognizant Associates, Mr. Durham served as president and chief executive officer of Sabre, Inc.; as senior vice president and treasurer of AMR; and as senior vice president of finance and chief financial officer of American Airlines. He also held various other positions within the finance area at AMR. Mr. Durham currently serves as the non-executive chairman of the board of Asbury Automotive Group, Inc.; as a director and audit committee member of AGL Resources, Inc.; a director and audit committee member of Hertz Global Holdings, Inc.; and as a director and chairman of the audit committee of NWA, Inc. All of the foregoing are publicly held companies. He is also a director of Culligan International and SCI Solutions, both privately held companies. Mr. Durham serves on the board of visitors of the University Medical Center in Dallas and is a member of the University of Rochester Honorary Trustees’ Alumni Council. He holds a master’s degree in business administration from Cornell University and a bachelor’s degree in economics from the University of Rochester.

Ann Die Hasselmo, Ph.D.

Year First Elected – 1993

Age – 63

Dr. Hasselmo is president of the American Academic Leadership Institute – AALI (formerly Academic Search Consultation Service and the parent company of Academic Search, Inc.) in Washington, D.C. AALI is focused on leadership development for higher education and provides programs and grants that promote the success of college and university presidencies and the institutions they serve. Prior to assuming her current position with AALI/Academic Search, Dr. Hasselmo was vice president and partner in A.T. Kearney, Inc.’s higher education practice. From 1992 - 2001, she served as president of Hendrix College in Conway, Arkansas. She is a member of the board of visitors of Air University of the U.S. Air Force and a former member of the board of directors of the National Merit Scholarship Corporation. She is past chair of the board of directors for Educational and Institutional Insurance Administrators, the National Association of Independent Colleges and Universities, the National Collegiate Athletic Association (NCAA) Division III President’s Council, and the American Council on Education’s Council of Fellows. Her memberships have included the American Council on Education board, the Arkansas Repertory Theatre board and the NCAA Executive Committee. She formerly served as dean of H. Sophie Newcomb College and associate provost at Tulane University. Dr. Hasselmo graduated summa cum laude from Lamar University, and holds a master’s degree from the University of Houston and a Ph.D. in counseling psychology from Texas A&M University.

William J. Henderson

Year First Elected – 2001

Age – 60

Mr. Henderson was the 71st postmaster general of the United States Postal Service (USPS) and the fifth career employee to lead the world’s largest postal system. From 1994 until his appointment as postmaster general and chief executive officer of the USPS, he served as its chief operating officer. From 1992 - 1994, he was employed by the USPS as vice president of employee relations, then became chief marketing officer and senior vice president. In addition to his service in Washington, D.C., he has served in postal management positions in Chicago, IL; Greensboro, NC; Memphis, TN; and Stockton, CA, among other locations. In 1997, Mr. Henderson received the USPS’ John Wanamaker Award, and in 1998 he received American University’s Roger W. Jones Award for Executive Leadership. In 1998, he also received an honorary Mailing Excellence Award from the National Postal Forum for his work with the nation’s professional mailing industry. Mr. Henderson is a director of comScore Networks and the Committee for Economic Development. Currently he serves as a consultant to several companies including Netflix, Inc. and Bestline International Research. From 2006-2007 Mr. Henderson served as the chief operations officer of Netflix. He holds a degree in industrial relations from the University of North Carolina at Chapel Hill and served in the U.S. Army.

Corporate Governance

Our board of directors believes that good corporate governance is important to ensure that Acxiom is managed for the long-term benefit of our stockholders. This section describes key corporate governance practices that we have adopted. Complete copies of the committee charters and codes of conduct described below are available on the Company’s website at www.acxiom.com, or you may request a printed copy of them by sending a written request to the Corporate Secretary at Acxiom Corporation, 1 Information Way, Little Rock, Arkansas, 72202. Acxiom’s management and the board of directors closely monitor corporate governance developments and will continue to evaluate their duties and responsibilities with the intention of complying with all applicable laws, rules and regulations.

Board and Committee Matters

Independent director William T. Dillard II has been elected by the independent members of the board to serve as Lead Independent Director/Vice Chairman of the Board. The duties of this position include presiding over executive meetings of the independent directors; presiding over board meetings in the absence of or upon the request of the Chairman; making recommendations on matters for the board to consider and information to be provided to the board; serving as a member of the Executive Committee of the board; facilitating meetings of the board in the event the other directors wish to meet without the knowledge of the Chairman; and serving as a liaison between the independent directors and Company leadership. See the section entitled “Stockholder Communication with Directors” below for information on how to communicate with Mr. Dillard.

Independent directors constitute a majority of the board. The board has determined that the following eight directors currently qualify as “independent” under the Nasdaq listing standards: Mr. Dillard, Mr. Durham, Dr. Good, Dr. Hasselmo, Mr. Henderson, Mr. Patterson, Mr. Ubben and Mr. Wise. In making these determinations, the board reviewed the directors’ relationships, if any, with Acxiom. The directors are aware of the relationship between Dr. Good’s employer, the University of Arkansas at Little Rock (UALR), and Acxiom whereby Acxiom provides funding for research projects done by UALR personnel and makes charitable contributions to UALR. They have considered the fact that the total combined amount of such funding and donations for the past fiscal year was less than half of one percent of UALR’s total annual revenue, which is well below the five percent threshold specified in the Nasdaq independence criteria. Further, they have considered the fact that Mr. Durham currently serves as a director of Acxiom clients for whom Acxiom already provided services prior to Mr. Durham’s joining either the clients’ or Acxiom’s boards. The board determined that the revenue received by Acxiom from these clients is well below five percent of Acxiom’s total annual revenue and thus below the threshold specified in the Nasdaq independence criteria. Additionally, the board is aware that Mr. Durham is a member of a golf club located in Mexico which is owned by Interim Company Leader Charles D. Morgan, Chief Administrative Leader and director Rodger S. Kline, and Acxiom Global Development Leader and former director James T. Womble. The board has been informed that Mr. Durham receives no special benefits related to his club membership as a result of his service on the Acxiom board. The board has determined that the relationships described above would not interfere with Dr. Good’s or Mr. Durham’s ability to exercise independent judgment in carrying out their responsibilities as directors. Additionally, the board has affirmatively determined that there were no other factors involving any of the independent directors which would interfere with their ability to exercise independent judgment in carrying out their responsibilities as directors.

Quarterly meetings of the board are held to review the Company’s financial performance and other significant developments, and to act on matters requiring board approval. If issues arise which require the board’s attention between the regularly scheduled meetings, special meetings are called. Time is allotted at the end of each board and committee meeting for the independent directors to meet in executive session outside the presence of management.

The board currently has five standing committees to assist it in the discharge of its responsibilities. All of the members of the audit, compensation, finance, and governance/nominating committees have been determined by the board to be independent under applicable Nasdaq listing standards. A description of each of the committees is set forth below:

Audit Committee

The members of the audit committee currently are Mr. Patterson (Chair), Dr. Hasselmo and Mr. Henderson, each of whom is “independent” under the Nasdaq listing standards and the rules of the Securities and Exchange Commission.

The audit committee assists the board in overseeing Acxiom’s financial statements and financial reporting process; disclosure controls and procedures; systems of internal accounting and financial controls; independent auditors’ engagement, performance, independence and qualifications; internal audit function; and legal, regulatory compliance and ethics programs as established by management and the board. The board has determined that Mr. Patterson is an “audit committee financial expert” as defined in the rules of the Securities and Exchange Commission. The committee has a charter, a copy which is posted on the Company’s website and is attached as Appendix A to this proxy statement.

Compensation Committee

The members of the compensation committee currently are Mr. Dillard (Chair), Dr. Good, Mr. Ubben and Mr. Wise, each of whom is “independent” under the Nasdaq listing standards.

The compensation committee assists the board in fulfilling its oversight responsibility related to the compensation programs, plans and awards for Acxiom’s senior executives, and administers the Company’s equity-based compensation plans. The committee annually reviews and approves goals and objectives for the Company Leader and evaluates his performance. The committee has a charter, a copy of which is posted on the Company’s website.

Finance Committee

The members of the finance committee currently are Mr. Durham (Chair), Mr. Dillard, Mr. Ubben and Mr. Wise, each of whom is “independent” under the Nasdaq listing standards.

The finance committee monitors financial matters pertaining to the Company, assists the board in long-range strategic planning, and recommends financial policies and goals that support the mission of the Company. This committee also assists management in the development of the Company’s strategic plans, advises in assessing the strategies and action plans to meet strategic objectives, and evaluates the Company’s strategic planning process by recommending and prioritizing capital and financial commitments and by monitoring related performance measurements. The committee has a charter, a copy of which is posted on the Company’s website.

Governance/Nominating Committee

The members of the governance/nominating committee currently are Mr. Henderson (Chair), Dr. Good, Dr. Hasselmo and Mr. Patterson, each of whom is “independent” under the Nasdaq listing standards.

This committee is responsible for reviewing and recommending to the board the following: corporate governance principles; a management succession plan; the structure of board committees; the annual compensation of directors; an annual self-evaluation process for the board; ethics compliance programs, director orientation and education programs. In addition, the committee is charged with reviewing and approving related-party transactions between Acxiom and any of its officers, directors or affiliates that would be required to be reported in the annual proxy statement under SEC rules and regulations. The committee has a charter, a copy of which is posted on the Company’s website.

The committee is also responsible for screening and recommending qualified candidates to the board for membership, and for annually recommending to the board the nominees for director to be submitted for election at each annual meeting of stockholders. All nominations or appointments to the board are approved by the full board of directors. When formulating its membership recommendations, the committee considers any advice and recommendations offered by the Company Leader or by the stockholders. Committee members who are up for reelection recuse themselves from any discussion or votes regarding their own nominations.

The committee is responsible for assessing the appropriate balance of skills and characteristics required of board members. Nominees for director must meet the qualifications set forth in our corporate governance principles and the nominating committee charter, copies of which are posted in the corporate governance section of our website at www.acxiom.com. Among the various criteria for selection as a board member are the level of a potential candidate’s experience, wisdom, integrity, ability to make independent analytical inquiries, understanding of our business environment, willingness to devote adequate time to board duties, and a commitment to serve on the board for an extended period of time. Directors should possess the highest personal and professional ethics and values, and be committed to representing the long-term interests of the stockholders. They should have an objective perspective and mature judgment. We endeavor to have a board representing diverse experience at policy-making levels in business, government, education and technology.

Nominees must also be able to comply with the code of business conduct and ethics applicable to all board members, a copy of which is posted in the corporate governance section of our website at www.acxiom.com. In accordance with the terms of the Company’s corporate governance principles, any nominees proposed by stockholders will be evaluated by the nominating committee in the same manner as nominees proposed by other sources. To be considered by the nominating committee, a stockholder nominee must be submitted to the corporate secretary at the address and within the timeframe specified under the section of the Proxy Statement entitled “Stockholder Proposals.”

Board Policy on Nominees Recommended by Security Holders. It is the policy of the board that representatives of institutional investors may be considered for board membership so long as the institution (a) does not own or control significant holdings (i.e., more than five percent of the total outstanding shares or other equity units) in businesses that are competitive with the Company; (b) fully discloses, on an ongoing basis, any currently existing and/or reasonably foreseeable conflicts of interest with the Company and/or its other stockholders; and (c) agrees to comply with the Company’s stock trading guidelines applicable to directors and senior members of management, as currently in force or as may be in force in the future.

Executive Committee

The members of the executive committee currently are Mr. Kline (Chair) and Mr. Dillard.

The executive committee implements the policy decisions of the full board and handles routine matters which arise during the interim periods between board meetings consistent with the authority which has been delegated to the committee by the board.

Meetings Held During Past Fiscal Year

During the past fiscal year, the board met eleven times, the audit committee met four times, the compensation committee met five times, the finance committee met three times, and the governance/nominating committee met four times. Action pursuant to unanimous written consent in lieu of a meeting was taken four times by the board, once by the compensation committee and twice by the executive committee. All of the directors attended at least 75% of the aggregate number of meetings of the board and of the committees on which they served during the past fiscal year. Executive sessions of the independent directors are held at each quarterly board meeting and may be held at any other meeting if the independent directors so desire. Directors are expected to attend all board and stockholder meetings whenever possible. At the 2006 Annual Meeting of Stockholders, four of the Company’s nine outside directors were in attendance.

Stockholder Communication with Directors

Stockholders may contact an individual director, the lead independent director, the board as a group, or a specified board committee or group, including the non-employee directors as a group, by the following means:

Mail:	Acxiom Board of Directors

P.O. Box 250266

Little Rock, AR 72225-0266

E-mail:	Directors@acxiom.com

Telephone:	866-513-0188 or 501-342-8888

Each communication should specify the applicable addressee or addressees to be contacted as well as the general topic of the communication. Communications relating to Acxiom's accounting, internal accounting controls, or auditing matters will be referred to members of the Audit Committee. Incoming messages are monitored by an independent third party who receives and processes the communications before forwarding them to the addressee. Depending on the subject matter, communications may be referred to departments within Acxiom. Communications that are primarily commercial in nature, as well as marketing solicitations, will generally not be forwarded to the directors.

Compensation Committee Interlocks and Insider Participation

No compensation committee interlocks exist with respect to the board’s compensation committee, nor do any present or past officers of Acxiom serve on the compensation committee.

PROPOSAL TO AMEND THE 2005 EQUITY COMPENSATION PLAN

(Proposal No. 2 of the Proxy Card)

On May 17, 2007, our Board of Directors approved an amendment to the 2005 Equity Compensation Plan (the “Plan”) whereby the number of shares of the Company’s common stock available for grant thereunder would be increased from 13.3 million shares to 20.3 million shares. The Company believes that this increase of 7 million shares will fulfill the needs of the Company for the foreseeable future. The Plan has been restated to reflect this amendment, which is now being submitted for approval by the stockholders. If the stockholders do not approve this proposal, the Plan will remain as it currently is (without the increase in the number of available shares).

Information About the Plan

The purpose of the Plan is to align long-term incentive compensation with the Company’s business strategies and with stockholder and investor interests, and to recruit and retain key individuals. We believe that providing associates with a proprietary interest in Acxiom’s business and, therefore, a more direct stake in its continuing welfare, will better align their interests with those of our stockholders. The following summary is a description of the Plan. A copy of the Plan is attached to this proxy statement as Appendix B. Stockholders are encouraged to read the entire Plan for a complete understanding of its provisions.

Stockholders first approved the Plan at the 2000 annual meeting. Until the Plan was amended to include other equity vehicles in 2005, stock options were the only types of equity issued under the Plan. Since 2005 restricted stock units have also been issued under the Plan. Of the 13.3 million shares previously approved by the stockholders for issuance under the Plan, there remain approximately 180,000 shares available for future issuance under the Plan. Options to purchase approximately 10.5 million shares of Acxiom common stock are currently outstanding.  These options have a weighted average exercise price of $21.97 per share and a weighted average remaining contractual life of 8 years. Approximately 600,000 restricted stock units have been granted under the Plan, of which approximately 400,000 remain unvested. The Compensation Committee takes external market and regulatory developments into consideration when determining long-term incentive strategies and revises its policies from time to time so as to better align leadership long-term incentive compensation with the Company’s business strategies and with stockholder and investor interests.

Stock Options and Stock Appreciation Rights. Under the Plan, either incentive stock options or stock options that do not qualify as incentive options (non-qualified stock options) may be granted. See the discussion regarding options below under “Federal Income Tax Treatment.” To date, only non-qualified stock options have been granted under the Plan. Stock appreciation rights (“SARs”) are also available for grant under the Plan. To date, no SARs have been granted.

Other Forms of Equity Interests. Restricted stock, restricted stock units, performance awards and other stock unit awards may be granted under the Plan. These awards may be subject to performance criteria being met either by the Company, by the participant, or both. A minimum vesting period of two years is imposed on such grants, with the exception of a total of 100,000 shares, which may be awarded with no vesting period.

Shares Reserved for Issuance. The total number of shares of the Company’s common stock currently approved by the stockholders for issuance under the Plan is 13.3 million. If the current proposal to increase the number of shares available for grant by 7 million shares is approved, the total number of shares subject to the Plan will be 20.3 million. Any shares of Acxiom stock subject to an award that is forfeited, or any shares that are subject to an option that is canceled or unexercised within the exercise period, will be available for re-issuance under the

Plan. To the extent any shares of Acxiom common stock subject to an award are not delivered to a participant because the shares are used to satisfy an applicable tax withholding obligation, those shares will again be available for delivery in connection with awards under the Plan. If an optionee delivers previously owned shares to the Company in payment of the exercise price of an option, only the net number of option shares issued to the optionee will be counted against the remaining shares available for grant under the Plan. In the event there is any change in the number of shares of Acxiom stock subject to the Plan resulting from a merger, consolidation, reorganization, recapitalization, stock dividend, stock split or similar occurrence, then the number of shares reserved for issuance, the number of shares for which options may be granted to any one participant, and the number of shares and the price per share subject to outstanding options will be proportionally adjusted.

Administration. The Plan specifies that that it will be administered by the Board of Directors or the Compensation Committee (the “Committee”), and their lawful designees. The administrator makes determinations such as to whom awards will be made, what type of awards will be made, how many shares will be subject to each grant, the duration and exercise price of stock options, vesting schedules, performance criteria, conditions upon which a grant may be forfeited, and any restriction, limitation, procedure or deferral related to a grant. The committee or the board may establish any rules and regulations it considers necessary to administer the Plan. All determinations of the committee or the board will be final and conclusive for all purposes.

Eligible Participants. Company employees (“associates”), directors, affiliates, independent contractors and consultants of Acxiom or any subsidiary or affiliated company are eligible to participate in the Plan.

Stock Options. The exercise price for stock options may not be less than 100% of the fair market value of Acxiom common stock on the date of the grant. Without the further approval of the stockholders, no outstanding stock option granted under the Plan may be amended to reduce the exercise price or canceled in consideration for an award having a lower exercise price. This will not, however, prohibit adjustments related to stock splits, stock dividends, recapitalizations and other changes in the corporate structure or shares of Acxiom. The duration of options granted under the Plan, including the duration of options following a participant’s termination of employment, death or disability, is determined by the committee or the board in its sole discretion. Non-qualified options granted under the Plan may not be exercised more than 12 years after the date of grant, and incentive options may not be exercised more than ten years after the date of the grant, although each may be granted for a lesser duration. Incentive options granted to a participant owning more than 10% of the total combined voting power of all classes of Acxiom stock may not be exercised more than five years from the date of grant.

At the time of exercise of an option, a participant must pay the full exercise price of the option in cash, by check or electronic funds transfer. Additionally, a participant may pay the exercise price by one of the following additional forms of payment, as may be approved by the committee or board:

•

via a “broker’s cashless exercise” (i.e., through the sale of shares, by way of a broker, acquired upon exercise of the option having a fair market value equal to the exercise price pursuant to procedures approved by Acxiom);

•	by delivering previously-owned shares of Acxiom common stock owned by the participant for at least six months and having a fair market value equal to the exercise price;
•	by authorizing Acxiom to withhold a number of shares of Acxiom common stock otherwise issuable to the participant upon exercise of an option having a fair market value equal to the exercise price; or
•	by any combination of the above.

Restricted Stock and Restricted Stock Units. Restricted stock awards comprise shares of Acxiom common stock that are forfeitable until the restrictions imposed by the board or the Committee lapse. Awards of restricted stock units provide the right to receive either shares, cash or a combination thereof upon the lapse of restrictions imposed by the board or the Committee. Awards of restricted stock and restricted stock units may be subject to time-based restrictions, performance-based restrictions, or both.

Performance Awards. The Plan also authorizes the award of performance awards, in the form of either performance shares or performance share units, on any terms and conditions that the board or Committee deem desirable. Performance awards may be paid in cash, in shares, or a combination thereof, as determined by the board or the Committee.

The board or the Committee may set performance goals which, depending on the extent to which they are met during a performance period applicable to an award, will determine the number of performance shares or units that will be delivered to a participant at the end of the performance period. The performance goals may be set at threshold, target, and maximum performance levels, and the number of performance shares or units to be delivered may be tied to the degree of attainment of the various performance levels specified under the various performance goals during the performance period. No payment may be made with respect to a performance award if any specified threshold performance level is not attained.

If performance awards are intended to satisfy the conditions for deductibility under Section 162(m) of the Internal Revenue Code as “performance-based compensation,” the awards will contain pre-established objective performance goals for each performance period using one or more of the following performance measures:

•

earnings (either in the aggregate or on a per-share basis, reflecting dilution of shares as the Committee deems appropriate and, if the Committee so determines, net of or including dividends) before or after interest and taxes (“EBIT”) or before or after interest, taxes, depreciation, and amortization (“EBITDA”);

•	gross or net revenue or changes in annual revenues;
•	cash flow(s) (including operating, free or net cash flows);
•	financial return ratios;
•	total stockholder return, stockholder return based on growth measures or the attainment by the shares of a specified value for a specified period of time;
•	share price, or share price appreciation;
•	earnings growth or growth in earnings per share;
•	return measures, including return or net return on assets, net assets, equity, capital, investment, or gross sales;
•	adjusted pre-tax margin;
•	pre-tax profits;
•	operating margins;
•	operating profits;
•	operating expenses;
•	dividends;
•	net income or net operating income;
•	growth in operating earnings or growth in earnings per share;
•	value of assets;
•	market share or market penetration with respect to specific designated products or product groups and/or specific geographic areas;
•	aggregate product price and other product measures;
•	expense or cost levels, in each case, where applicable, determined either on a company-wide basis or in respect of any one or more specified divisions;
•	reduction of losses, loss ratios or expense ratios;
•	reduction in fixed costs;
•	operating cost management;
•	cost of capital;
•	debt reduction;
•	productivity improvements;
•	satisfaction of specified business expansion goals or goals relating to acquisitions or divestitures;
•	customer satisfaction based on specified objective goals or an Acxiom-sponsored customer survey; or
•	associate diversity goals.

The Committee will designate individuals eligible for an award of performance shares within the first 90 days of a year (or in the case of a performance period other than a year, no later than the date on which 25 percent of the performance period has lapsed) if such award is intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code.

Performance goals may be applied to Acxiom as a whole (or a division, organization, or other business unit thereof), a subsidiary, an affiliated company, or of an individual participant, and may be set at a specific level or expressed as a relative percentage to the comparable measure at comparison companies or a defined index.

Performance goals shall, to the extent applicable, be based upon generally accepted accounting principles, but may be adjusted by the Committee to take into account the effect of the following: (a) changes in accounting standards that may be required by the Financial Accounting Standards Board (or any applicable successor entity) after the performance goal is established; (b) realized investment gains and losses; (c) extraordinary, unusual, non-recurring, or infrequent items; (d) “non-gaap financial measures” that have been included in Acxiom’s quarterly earnings releases and disclosed to investors in accordance with SEC regulations; and (e) any other items as the Committee determines to be required so that the operating results shall be computed on a comparative basis from period to period. Determinations made by the Committee shall be based on relevant objective information and/or financial data, and will be final and conclusive with respect to all affected parties.

Other Awards. Other awards of shares and other awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Acxiom common stock or other property may be granted under the Plan to participants, either alone or in addition to other awards under the Plan. Other stock awards may be paid in shares, cash or any other form of property as the Committee or the board may determine. Subject to the provisions of the Plan, the Committee or the board shall have sole and complete authority to determine who will receive such an award, the times at which such awards shall be made, the number of shares to be granted, and all other terms and conditions of such awards.

Amendment and Termination. The Committee or the board may amend the Plan and/or the terms of outstanding awards or grants; provided, however, that if an amendment would (i) materially increase the benefits to participants under the Plan, (ii) increase the aggregate number of shares that may be issued under the Plan, or (iii) materially modify the requirements for participation in the Plan by materially increasing the class or number of persons eligible to participate, then stockholder approval must be obtained. To the extent necessary to comply with applicable laws and regulations, certain other amendments to the Plan or to any outstanding grant may require stockholder approval. Any amendment that would impair the rights of a participant may not be made without the participant’s consent. The Plan may be terminated at any time by the board. No termination, however, will adversely affect the terms of any outstanding awards under the Plan.

Change of Control. In connection with a “change of control,” which may include a merger or consolidation of Acxiom, a sale of all or substantially all of its assets, the acquisition of a significant percentage of the voting power of the Company or similar occurrence, the committee or board may determine that: (1) any outstanding options may become immediately exercisable; (2) any outstanding options may terminate within a specified number of days after notice to the affected participants, and the participant will receive an amount of cash equal to the excess of the fair market value of the shares immediately prior to the occurrence of the change of control (which shall be no less than the value being paid for such shares in the transaction) over the exercise price of the option; (3) restrictions and deferral limitations applicable to any restricted stock or restricted stock unit awards may become free of all restrictions and become fully vested and transferable; (4) all performance awards may be considered to be prorated, and any deferral or other restriction may lapse and such awards may be immediately settled or distributed; (5) the restrictions and deferral limitations and other conditions applicable to any other stock unit awards or any other types of awards granted under the Plan may lapse, and such awards may become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the Award not previously forfeited or vested.

Federal Income Tax Treatment. The following discussion generally outlines certain U.S. federal income tax consequences of participating in the Plan and is based on current U.S. laws and regulations, all of which are subject to change. This summary does not constitute tax advice and does not attempt to describe all of the possible tax consequences that could result from the acquisition, holding, exercise or disposition of any equity award made under the Plan or any of the underlying shares of common stock. Because of the variety of awards that may be made under the Plan and the complexities of the tax laws, participants are encouraged to consult a tax advisor as to their individual circumstances.

Non-Qualified Stock Options. There are currently no federal income tax consequences to either the participant or Acxiom upon the grant of a non-qualified option. Upon the exercise of a non-qualified option, the participant will recognize ordinary compensation income in an amount equal to the excess of the fair market value of each share on the date of exercise over the option price, and Acxiom generally will be entitled to a federal income tax deduction in the same amount. Special rules apply to a participant who exercises a non-qualified option by paying the exercise price, in whole or in part, by the transfer of shares of previously-owned Acxiom common stock.

Incentive Stock Options. There are currently no federal income tax consequences to either the participant or Acxiom upon the grant of an incentive option. The participant will not have to recognize any income upon the exercise of an incentive option, and Acxiom will not be allowed any deduction, as long as the participant does not dispose of the shares within two years from the date the incentive option was granted or within one year from the date the shares were transferred to the participant. Upon the sale of the shares after the holding period requirement is satisfied, the participant will recognize a long-term capital gain (or loss) measured by the excess (or deficit) of the amount realized from the sale over the exercise price of the shares, but no deduction will be allowed to Acxiom. If a participant disposes of shares before the holding period is satisfied, the participant will recognize ordinary income in the year of the disposition, and Acxiom will be entitled to a corresponding deduction, in an amount equal to the lesser of (1) the excess of the fair market value of the shares on the date of exercise over the exercise price of the shares, or (2) the excess of the amount realized from the disposition over the exercise price of the shares. Where shares are sold before the holding period is satisfied, the participant will also recognize a capital gain to the extent that the amount realized from the disposition of the shares exceeded the fair market value of the shares on the date of exercise.

Other Equity Incentives. In general, upon the grant of stock appreciation rights and certain performance shares, a participant would recognize no taxable income and Acxiom would receive no deduction. Generally, at the time a participant receives payment under any of these other equity incentive awards, the participant will recognize compensation taxable as ordinary income in an amount equal to the cash or fair market value of the common stock received, and Acxiom would be entitled to receive a corresponding deduction.

A participant will not be taxed upon the grant of an equity award, including restricted stock and restricted stock units, if such award is subject to a “substantial risk of forfeiture,” as defined in the Internal Revenue Code. When the shares of common stock that are subject to such an award are no longer subject to a substantial risk of forfeiture, however, the participant will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the stock subject to the award, less any amount paid for the stock, and the Company will then be entitled to a corresponding deduction. If a participant so elects at the time of receipt of such an award, he or she may include the fair market value of the stock subject to the award, less any amount paid for the stock, in income at that time, and the Company will be entitled to a corresponding deduction at that time.

American Jobs Creation Act of 2004. The American Jobs Creation Act of 2004 added Section 409A to the Internal Revenue Code, generally effective January 1, 2005. The IRS has so far issued only limited guidance on the interpretation of this new law. Section 409A covers most programs that defer the receipt of compensation to a succeeding year. It provides strict rules for elections to defer (if any) and for timing of payouts. There are significant penalties placed on an individual participant for failure to comply with Section 409A. However, it does not impact Acxiom’s ability to deduct deferred compensation. Certain awards may be granted under the Plan which allow for deferral of compensation.

Code Section 162(m). Awards granted under the Plan may qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code in order to preserve our federal income tax deductions with respect to annual compensation required to be taken into account under Section 162(m) that is in excess of $1 million and paid to one of our five most highly compensated executive officers. To so qualify, awards must be granted under the Plan by a committee consisting solely of two or more “outside directors” (as defined under Section 162 regulations) and satisfy the Plan’s limit on the total number of shares that may be awarded to any one participant during any calendar year. In addition, for awards (other than certain stock options) to qualify, the grant, issuance, vesting or retention of the award must be contingent upon satisfying one or more of the performance criteria set forth in the Plan, as established and certified by a committee consisting solely of two or more “outside directors.”

New Plan Benefits

Future awards under the Plan to any participant or groups of participants are made at the discretion of our board of directors and/or the Committee. At this time, therefore, the benefits that may be received by any participant or groups of participants under the Plan if our stockholders approve the proposed amendment cannot be determined.

Securities Authorized for Issuance Under Equity Compensation Plans

The following information reflects certain information about our equity compensation plans as of March 31, 2007:

Equity Compensation Plan Information
	(a)	(b)	(c)
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	11,784,406 (1)	$21.52	972,712
Equity compensation plans not approved by security holders	-	-	-

(1)

This figure represents stock options issued under approved stock option plans, 406,725 of which options were assumed in connection with our acquisitions of May & Speh, Inc. in 1998 and Digital Impact, Inc. in 2006.

Board of Directors’ Recommendation

The Board of Directors recommends that the stockholders vote FOR the proposal to amend to the 2005 Equity Compensation Plan to increase the number of shares of the Company’s common stock available for grants under the Plan from 13.3 million shares to 20.3 million shares. Pursuant to the terms of the Plan and under applicable Delaware law, approval of the proposal requires the affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock present in person or by proxy and entitled to vote at the annual meeting.

STOCK OWNERSHIP

The following table sets forth information as of October 24, 2007 with respect to the beneficial ownership of our common stock by:

•	each of our directors, nominees and executive officers individually;
•	each person who is known to us to beneficially own more than 5% of our common stock; and
•	all of our directors, nominees and executive officers as a group.

Unless otherwise indicated, the address of each person named in the table below is c/o Acxiom Corporation, 1 Information Way, Little Rock, AR 72202, and each beneficial owner named in the table has sole voting and sole investment power with respect to all shares beneficially owned. The percentage listed in the column entitled ”Percentage of Class” is calculated based on 80,881,192 shares of our common stock outstanding on October 24, 2007. This number excludes 32,859,434 shares held in treasury. The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Beneficial Owner	Shares Beneficially Owned	Percentage of Class
Cindy K. Childers	98,763(1)	*
C. Alex Dietz	510,994(2)	*
William T. Dillard II	48,981(3)	*
Michael J. Durham	6,801	*
Dr. Mary L. Good	9,175	*
Dr. Ann Die Hasselmo	28,210(3)	*
William J. Henderson	25,935(3)	*
L. Lee Hodges	360,789(4)	*
Richard K. Howe	136,570(5)	*
Jerry C. Jones	330,262(6)	*
Rodger S. Kline	2,454,532(7)	3.0%
Thomas F. (Mack) McLarty, III	20,388(3)	*
Charles D. Morgan	3,392,624(8)	4.2%
Stephen M. Patterson	59,361(3)	*
Martin D. Sunde	35,644(9)	*
Kevin M. Twomey	0	*
R. Halsey Wise	4,356	*
Christopher W. Wolf	182	*
James T. Womble	1,571,938(10)	1.9%
Jeffrey W. Ubben	10,329,711(11)	12.8%
ValueAct Capital Master Fund, L.P.	10,329,711(11)	12.8%
VA Partners, L.L.C.
ValueAct Capital Management, L.P.
ValueAct Capital Management, LLC
Combined interests of:
Jeffrey W. Ubben
George F. Hamel, Jr.
Peter H. Kamin
435 Pacific Avenue, Fourth Floor
San Francisco, CA 94133

All directors, nominees and executive officers, as a group (20 people)	19,425,219(12)	23.3%

*	Denotes less than 1%.
(1)	Includes 92,164 shares subject to options which are currently exercisable or exercisable within 60 days, of which none are in the money.
(2)	Includes 235,846 shares subject to options which are currently exercisable or exercisable within 60 days, of which none are in the money.
(3)	Includes 5,400 shares subject to options which are currently exercisable or exercisable within 60 days, of which none are in the money.
(4)	Includes 329,356 shares subject to options which are currently exercisable or exercisable within 60 days, of which 10,168 are in the money.
(5)

Includes 115,000 shares subject to options which are currently exercisable or exercisable within 60 days, of which none are in the money, and 6,250 shares underlying restricted stock units which will vest within 60 days.

(6)	Includes 320,775 shares subject to options which are currently exercisable or exercisable within 60 days, of which 32,603 are in the money.
(7)	Includes 430,235 shares subject to options which are currently exercisable or exercisable within 60 days, of which 53,962 are in the money.
(8)	Includes 435,958 shares subject to options which are currently exercisable or exercisable within 60 days, of which none are in the money.
(9)

Includes 25,000 shares subject to options which are currently exercisable or exercisable within 60 days, of which none are in the money, and 6,250 shares underlying restricted stock units which will vest within 60 days.

(10)	Includes 367,602 shares subject to options which are currently exercisable or exercisable within 60 days, of which 44,930 are in the money.
(11)	This information is based solely upon information contained in a Schedule 13D/A filed October 1, 2007.
(12)	Includes 2,378,936 shares subject to options which are currently exercisable or exercisable within 60 days, of which 195,625 are in the money.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Throughout fiscal year 2007, Director William T. Dillard II was the Compensation Committee’s Chair and Mary L. Good was a member of the Committee. William J. Henderson served on the committee until January 1, 2007, and Jeffrey W. Ubben and R. Halsey Wise were named to the Committee effective as of January 1, 2007. The Committee is currently composed solely of independent directors.

The Committee has reviewed and discussed the “Compensation Discussion and Analysis” with management. Based on such review and discussions, the Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in the Company’s Annual Report on Form 10-K or any amendments thereto for the fiscal year ended March 31, 2007 for filing with the Securities and Exchange Commission.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives

Acxiom is known for its innovation and leadership in creating customer and information management solutions for many of the largest and most respected companies in the world. We believe our compensation programs are an integral part of maintaining this reputation in the industry and achieving high levels of business performance over the long term. Our general compensation philosophy is that compensation should be designed to attract, retain and motivate the right people in the right places at the right time to help our clients build valuable relationships with their customers. In keeping with this philosophy, the key objectives of our compensation programs are to:

•	align leadership compensation with our business strategy, values and management initiatives,
•	align leaders’ interests with our stockholders and investors’ interests,
•	motivate leaders to achieve the highest level of performance,
•	provide a strong link between pay and performance, and
•	attract and retain the best leaders through competitive, market-based plans.

We discuss below how we use compensation awards and a number of other steps to achieve these objectives.

How We Determine Compensation

Role of the Compensation Committee and Senior Leaders. The Compensation Committee of the Acxiom Board of Directors (the “Committee”) oversees the design, development and implementation of compensation packages for the Named Executive Officers, including the Company Leader, and the other executive officers of the Company. Under a recently adopted charter provision, any decisions regarding the Company Leader’s compensation are submitted by the Committee to the independent members of the full board for final approval.

The Company Organizational Development Leader assists the Committee by providing internal and external market information and analyses discussed below under the heading “Compensation Benchmarking.” The Company Leader is responsible for recommending compensation actions involving his direct reports to the Committee for final determination and approval. The Company Leader does not participate in any decisions regarding his own compensation.

Role of Compensation Consultant. The Committee periodically engages executive compensation consultants to provide advice and ongoing recommendations regarding executive compensation. For fiscal year 2007, Hewitt Associates LLC (“Hewitt”), a compensation consulting firm, was engaged to review the long-term incentive component of Acxiom’s pay program and to provide compensation data for benchmarking purposes (discussed below). In the future, the Company or the Committee may engage Hewitt or other compensation consultants to review and make recommendations on other components of compensation.

Compensation Benchmarking. Our compensation programs and practices are benchmarked each year against two separate groups of companies: a group of companies from a variety of high-tech industries (the “High-Tech Group”) and a group of companies in the information services industry (the “Peer Group” and collectively with the High Tech Group, the “Comparison Groups”), with each group consisting mostly of companies with similar revenues as Acxiom. Because we compete for executive talent from a variety of industries, the companies in the High-Tech Group represent a cross section of high-tech industries, not information services companies. For benchmarking against the High-Tech Group we utilize the following industry-recognized surveys:

•	Radford Executive Survey – published by Aon Consulting
•	CHiPS Executive and Senior Management Total Compensation Survey – published by Pearl Meyer and Partners.

For benchmarking against companies in the Peer Group, we utilize publicly available proxy information and we participate in a private industry survey published by Hewitt. The following companies comprise the Peer Group:

•	Arbitron, Inc.
•	ChoicePoint, Inc
•	The Corporate Executive Board Company
•	The Dun and Bradstreet Corporation
•	Equifax, Inc.
•	FactSet Research Systems, Inc.
•	Fair Issac Corporation
•	Gartner, Inc.
•	Getty Images, Inc.
•	IHS, Inc.
•	John Wiley & Sons, Inc.
•	The McGraw-Hill Companies, Inc.
•	Moody’s Corporation
•	Proquest Company
•	The Thompson Corporation

All components of Acxiom’s executive compensation package, as well as the aggregate total direct compensation (the sum of base salary, cash incentives and long-term incentives) levels for the Named Executive Officers, are generally targeted at the median (determined by combining and weighting the median data from the

Comparison Group surveys) for similarly situated employees of companies in the Comparison Groups. Variation above or below the target is allowed when, in the judgment of the Committee, the value of a leader’s experience, performance, scope and/or specific skills justify variation. Each component of compensation is also generally targeted at the median of the Comparison Groups. As with total direct compensation, some components may be above or below the median depending on specific circumstances and a leader’s ability to impact business results.

Components of Compensation

The compensation program for our senior leadership team consists of:

•	base salary
•	short-term cash incentive
•	long-term incentive
•	supplemental executive retirement plan
•	broad-based employee benefits

For fiscal year 2007, Charles D. Morgan’s base salary represented approximately 71% of his total compensation. His short-term cash incentive awards made up the remaining approximately 29% of his total compensation. Rodger S. Kline’s base salary represented approximately 77% of his total compensation. His short-term cash incentive awards made up the remaining approximately 23% of his total compensation. Neither Mr. Morgan nor Mr. Kline were granted equity awards in fiscal year 2007. The Committee determined not to award equity compensation to them in consideration of the equity award expensing requirements under FAS 123R (discussed below), along with Mr. Morgan and Mr. Kline’s current significant equity holdings. For Frank J. Cotroneo, base salary represented approximately 29% of his total compensation, short-term cash incentive payments represented approximately 4% of his total compensation, and a one-time severance payment represented approximately 67% of his total compensation for fiscal year 2007. Mr. Cotroneo was also granted 25,000 restricted stock units and 100,000 non-qualified stock options in fiscal year 2007 which were subsequently cancelled. For the remainder of the Named Executive Officers, base salary represented an average of approximately 65% of their total compensation, short-term cash incentive payments represented an average of approximately 18% of their total compensation, and long-term equity awards represented an average of approximately 17% of their total compensation in fiscal year 2007.

Base Salary. Base salaries are based on the leaders’ responsibilities, demonstrated performance, internal pay equity, and the benchmarking data discussed above. The base salaries of the Company Leader and his direct reports are reviewed approximately every 12 months and are not automatically increased if the Committee believes other elements of compensation are more appropriate, or if an increase is not necessary or appropriate under business conditions at the time of review. Each individual’s performance for the prior year is reviewed by his or her direct leader or, with respect to the performance of the Company Leader, by the Committee and the independent members of the Board.

Cash Incentive. All of Acxiom’s leaders participate in the Acxiom Leadership Cash Incentive Plan (the “Cash Incentive Plan”) which provides an opportunity to receive quarterly and annual cash incentive payments. Payment opportunities under the Cash Incentive Plan are established as a percentage of base salary and are generally targeted at the average of the median cash incentive opportunities available for similarly situated employees of companies in each of the Comparison Groups. For fiscal year 2007, the target opportunity under the Cash Incentive Plan for each Named Executive Officer, expressed as a percentage of his individual target base salary, was as follows: Charles D. Morgan - 100%, Rodger S. Kline - 75%, Frank J. Cotroneo - 65%, L. Lee Hodges - 75%, Richard K. Howe - 65%, and Jerry C. Jones - 65%.

The purpose of the Cash Incentive Plan is to reward performance during the year based on the achievement of certain financial performance goals outlined in Acxiom’s “Financial Road Map,” which is a presentation of historical and projected financial measures Acxiom formerly provided to the investment community on a quarterly basis. Under the plan in place for fiscal year 2007, a retention bonus of 10% of the total opportunity was payable each quarter (40% for the year) as a minimum payment under the plan. The remaining 60% of the bonus opportunity was payable after the close of the fiscal year based on performance against target. The performance measure for fiscal year 2007 was operating income.

Accrual of bonuses beyond the 40% in quarterly retention bonuses was scheduled to begin when operating income reached $189,614,000 for the full year. This operating income target was calibrated to the midpoint of the Acxiom Financial Roadmap. As Acxiom’s operating income increased, the variable compensation funding was to increase as follows:

Operating Income Target	Percentage of Opportunity
$190,914,000	50%
$192,214,000	60%
$193,514,000	70%
$194,814,000	80%
$196,114,000	90%
$197,414,000	100%

For fiscal year 2007, the Company did not attain the annual operating income thresholds necessary to permit the payment of additional bonuses to the Named Executive Officers beyond the 40% minimum retention bonus under the Cash Incentive Plan.

Long-Term Incentive. During the last fiscal year, the Committee approved grants of restricted stock units (“RSUs”) and stock options to certain Named Executive Officers and other senior leaders. The amount of RSUs and stock options were based on the Committee’s evaluation of a number of factors which included each recipient’s responsibilities and demonstrated performance, internal pay equity, accumulated wealth analysis, analysis of the benchmarking data discussed above, and retention considerations. During the past fiscal year the Company did not have a formal, ongoing, recurring plan for granting equity incentives. The Committee’s decisions regarding whether to make equity grants to the Named Executive Officers varied based upon business conditions and recruiting and retention activity during the year.

Equity grants are approved by the Committee. Acxiom has a policy of not backdating, re-pricing, or granting equity awards retroactively. For stock options, the exercise price is the closing price of the Company’s common stock on the date the Committee approves the grant.

Retirement Benefits. The Company maintains the Acxiom Corporation Retirement Savings Plan which is a 401(k) qualified savings plan that is available to all associates, including the Named Executive Officers. The plan provides for deferral of compensation with a matching component of $.50 on the dollar on the participant’s contributions to the 401(k) plan that do not exceed 6% of the participant’s compensation. The matching contribution is currently paid in shares of Acxiom common stock. Vesting of Company contributions under the 401(k) plan is 20% after two years of a participant’s participation in the plan and 20% each year thereafter until fully vested.

Supplemental Executive Retirement Plan. All members of Acxiom’s leadership team are eligible to participate in the Company’s nonqualified supplemental executive retirement plan (“SERP”), which was adopted in fiscal year 1996, by contributing pretax income into the plan via payroll deductions. As is the case with the 401(k) plan, Acxiom matches contributions at a rate of $.50 on the dollar on the participant’s contributions to the SERP that do not exceed 6% of the participant’s compensation. The matching contribution is currently paid in shares of Acxiom common stock. Participants may contribute up to 100% of their pretax income to the SERP. The SERP is a nonqualified restoration plan in that it simply restores benefits lost due to certain IRS limitations on highly compensated (as defined by the IRS) employees’ participation in the Company’s qualified retirement plan. All the Company’s highly compensated associates are eligible to participate in the SERP. Vesting of Company contributions under the SERP is 20% after two years of a participant’s participation in the plan and 20% each year thereafter until fully vested.

Other Employee Benefits. Acxiom maintains certain broad-based employee benefit plans in which leaders are permitted to participate on the same terms as other employees who meet applicable eligibility criteria, subject to legal limitations on the amounts that may be contributed or the benefits that may be payable under the plans.

Stock Ownership Requirements

In May 2007, the Committee adopted stock ownership requirements for the Company’s executive officers to ensure that they have a meaningful stake in the Company. The guidelines are designed to balance a leader’s need for portfolio diversification with ensuring that his or her interests are closely aligned with the stockholders’ interests. The stock ownership guidelines are set as a multiple of base salary. The Company Leader has a three times multiple and the other executive officers have a one times multiple. Beginning in May 2007, each current officer who is required to file reports under Section 16 of the Securities Exchange Act of 1934, as amended (“Section 16 Officer”), has five years to comply with the ownership requirements. Thereafter, any newly appointed Section 16 Officer will likewise have five years from the date of appointment to comply. Until the affected leaders comply with the stock ownership requirements, they are required to retain 50% of any exercised stock option shares or vested RSU shares after payment of taxes and, with respect to stock options, the payment of the exercise price.

Employment Agreements

We have not entered into employment agreements with any Named Executive Officers other than Mr. Cotroneo, with whom we had an agreement under which severance payments were made (see the Summary Compensation Table below). We also entered into a transition agreement with Mr. Morgan upon his retirement pursuant to which he currently serves as Interim Company Leader and will provide consulting services to the Company following the selection of his successor.

Change in Control Agreements

The Company considers the maintenance of a sound leadership team to be essential in protecting the best interests of Acxiom and its stockholders. The board recognizes that the potential for a change in control exists from time to time, and that this possibility, and the inevitable uncertainty and questions it raises among the Company’s leaders, may result in the departure or distraction of leaders in the event of a change in control. Accordingly, the Committee has approved the execution of executive security agreements between Acxiom and certain of its key associates, including the Named Executive Officers. Payments under these agreements will be triggered if an associate covered by an agreement is terminated by the Company or a successor (other than for cause, death or disability) within the three-year period following a change in control or following commencement of discussions with a third-party that results in a change in control, or if he or she resigns for good reason, e.g., a demotion, reduction in salary, relocation, or significant change in responsibilities. The amount payable to an individual is 2.99 times annualized includible compensation, as defined by Section 280G of the Internal Revenue Code, if termination of employment occurs in the first year after a change in control; two times annualized includible compensation if termination of employment occurs in the second year after a change in control; or one times annualized includible compensation if termination of employment occurs in the third year after a change in control. Payments are made in a lump sum within ten (10) days following termination of employment. Covered associates are also entitled to reimbursement of any excise taxes on the change in control payments that are triggered under Section 280G of the Internal Revenue Code, plus a tax “gross up” payment to offset any income or excise taxes on the reimbursement.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code generally prevents public corporations from deducting as a business expense that portion of compensation paid to Named Executive Officers that exceeds $1,000,000 unless it qualifies as “performance-based compensation” under Section 162(m). The goal of the Committee is to comply with the requirements of Section 162(m), to the extent possible, to avoid losing this deduction. However, the committee may elect to provide compensation outside those requirements when necessary to achieve its compensation objectives. For this and other reasons, the Committee will not necessarily limit executive compensation to the amount deductible under Internal Revenue Code Section 162(m). The Committee will consider various alternatives to preserve the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives. During fiscal year 2007, the amount of compensation paid in excess of $1,000,000 to the Named Executive Officers was not material; therefore, it was unnecessary for the Committee to consider such alternatives in designing total compensation plans for the Named Executive Officers.

Beginning on April 1, 2006, the Company began accounting for equity-based awards included in its long-term incentive program in accordance with the requirements of FAS 123R. The accounting treatment for an award is taken into consideration in the granting of long-term incentive awards. As discussed above, the Committee determined to not grant Messrs. Morgan and Kline equity compensation awards in fiscal year 2007 based, in part, on the equity award expensing requirements under FAS 123R.

Mr. Morgan’s Fiscal Year 2007 Compensation

In setting Mr. Morgan’s pay, the Committee reviewed the benchmarking data discussed above as it relates to CEO compensation, considered the Company’s overall financial situation, reviewed a tally sheet of Mr. Morgan’s total compensation, and evaluated Mr. Morgan’s performance measured against the goals and objectives which are established annually by the Committee. For fiscal year 2007, these goals and objectives included ensuring that the Company met its financial objectives as specified in the Company’s guidance provided to the investment community, maintaining customer satisfaction at specified levels, and maintaining associate satisfaction at certain levels.

During fiscal year 2007, Mr. Morgan received $796,250 in base pay and $318,500 in cash incentive pay. His cash incentive pay represents a 40% payment against his total opportunity of $815,000. As discussed above, he did not receive any long-term equity incentive compensation awards for the fiscal year. Mr. Morgan’s base pay was increased 10.1% effective July 1, 2006. His previous base pay increase of 2.1% was effective August 1, 2004.

SUMMARY COMPENSATION TABLE

The following table shows the compensation earned in fiscal year 2007 by Mr. Morgan and by Acxiom’s Chief Administrative Leader, former CFO, and the other three most highly compensated executive officers who were serving as executive officers on March 31, 2007. These individuals are referred to collectively as the Named Executive Officers.

Name and Principal Position	Year	Salary	Stock Awards[1]	Option Awards[1]	Non-equity Incentive Plan Compensation (Bonus)[2]	All Other Compensation[3]	Total
Charles D. Morgan, Interim Company Leader (former Company Leader)	2007	$796,250	$0	$0	$318,500	$36,460	$1,151,210
Rodger S Kline, Chief Administrative Leader	2007	$490,000	$0	$0	$147,000	$21,461	$658,461
Frank J. Cotroneo, Former CFO	2007	$291,026	$0	$0	$34,667	$675,158	$1,000,851
L. Lee Hodges, Services Division Leader	2007	$472,500	$89,526	$0	$141,750	$19,058	$722,834
Richard K. Howe, Marketing and Business Strategy Leader	2007	$341,250	$130,412	$38,533	$88,725	$5,623	$604,543
Jerry C. Jones, Business Development / Legal Leader	2007	$375,000	$44,763	$0	$97,500	$8,097	$525,360

1 These amounts reflect the dollar amount recognized for financial statement reporting purposes for fiscal year 2007 in accordance with FAS 123R. The fair value of stock options granted during fiscal year 2007 was calculated using a lattice option pricing model with the following weighted-average assumptions:  dividend yield of 1%; risk-free interest rate of 4.6%; expected option life of 8.7 years, and expected volatility of 25%. For restricted stock units, the fair value at the date of grant was determined by reference to quoted market prices for the shares, less a small calculated discount to reflect the fact that the restricted stock units do not pay dividends until they are vested. These values were then expensed over the vesting period.

2 These amounts represent the Named Executive Officers’ cash incentive pay under the Acxiom Leadership Incentive Plan. These payments represent a payout of 40% of the total annual opportunity.

3 All other compensation consists of the following:

	Mobile Phone Allowance	Relocation Expense	401(k) and SERP Matching Contributions[1]	Severance Payments	Total
Charles D. Morgan	$1,248	$0	$35,212	$0	$36,460
Rodger S. Kline	$1,248	$0	$20,213	$0	$21,461
Frank J. Cotroneo	$1,140	$17,780	$6,238	$650,000[2]	$675,158
L. Lee Hodges	$0	$0	$19,058	$0	$19,058
Richard K. Howe	$416	$0	$5,207	$0	$5,623
Jerry C. Jones	$1,248	$0	$6,849	$0	$8,097

1 Vesting under the 401(k) plan and SERP is 20% after two years of a participant’s participation in the plan and 20% each year thereafter until fully vested.

2 Mr. Cotroneo was paid $400,000 in accordance with the terms of his offer letter dated May 4, 2006. He was also paid an additional $250,000 in consideration of certain benefit and compensation programs that were cancelled upon his severance date.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth information concerning grants of plan-based awards made to the Named Executive Officers during fiscal year 2007.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)
Name	Grant Date	Thresh-old[1] ($)	Target ($)	Maxi-mum[2] ($)				Grant Date Fair Value of Stock and Option Awards[3] ($)
Charles D. Morgan	04/01/06	$318,500	$796,250	$796,250	0	0	0	0
Rodger S. Kline	04/01/06	$147,000	$367,500	$367,500	0	0	0	0
Frank J. Cotroneo	05/15/06 11/02/06	$34,667	$216,667	$216,667	25,000[4]	100,000[4]	$25.00	$1,540,206
L. Lee Hodges	04/01/06	$141,750	$354,375	$354,375	30,000	0	0	$725,760
Richard K. Howe	04/01/06 11/02/06	$88,725	$221,812	$221,812	0	60,000	$25.00	$566,868
Jerry C. Jones	04/01/06 11/01/06	$97,500	$234,750	$234,750	15,000	0	0	$362,880

1 The payments represent cash payments received under the Acxiom Leadership Incentive Plan and are also reported in the Summary Compensation Table.

2 Payments above the target award are discretionary and are determined by the Compensation Committee of the Board of Directors. For fiscal year 2007, no payments were made above the threshold. For fiscal year 2006, payments were below target.

3 The fair value of stock options granted during fiscal year 2007 was calculated using a lattice option pricing model with the following weighted-average assumptions:  dividend yield of 1%; risk-free interest rate of 4.6%; expected option life of 8.7 years, and expected volatility of 25%. For restricted stock units, the fair value at the date of grant was determined by reference to quoted market prices for the shares, less a small calculated discount to reflect the fact that the restricted shares do not pay dividends until they are vested.

4 These awards were unvested and were cancelled as of Mr. Cotroneo’s severance date.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	Option Awards					Stock Awards
Name[1]	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable[2]	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested[2] (#)	Market Value of Shares or Units of Stock That Have Not Vested[3]
Charles D. Morgan	73,024 72,803 51,474 53,503 8,577 4,980 5,663 93,592 34,623 37,719			$17.93 $23.44 $20.44 $24.53 $26.03 $39.04 $52.05 $26.08 $32.60 $39.12	10/13/2014 08/09/2015 08/07/2017 08/07/2017 11/10/2013 11/10/2013 11/10/2013 05/26/2014 05/26/2014 05/26/2014
Rodger S. Kline	21,985 5,912 3,433 3,904 62,041 22,927 24,977 48,355 48,157 2,662 13,746 37,554 65,194 34,023 35,365			$15.70 $26.03 $39.04 $52.05 $26.08 $32.60 $39.12 $17.93 $23.44 $11.50 $13.33 $11.14 $16.35 $20.44 $24.53	05/28/2012 11/10/2013 11/10/2013 11/10/2013 05/26/2014 05/26/2014 05/26/2014 10/13/2014 08/09/2015 04/02/2016 04/11/2016 10/02/2016 08/07/2017 08/07/2017 08/07/2017
L. Lee Hodges	83,649 22,390 28,760 7,500 3,750 3,750 10,968 26,941 10,168 39,470 20,599 21,411 50,000			$20.62 $30.93 $41.24 $26.03 $39.04 $52.05 $17.93 $23.44 $11.14 $16.35 $20.44 $24.53 $23.19	09/16/2013 09/16/2013 09/16/2013 11/10/2013 11/10/2013 11/10/2013 10/13/2014 08/09/2015 10/02/2016 08/07/2017 08/07/2017 08/07/2017 10/14/2016	30,000	$641,700

Richard K. Howe	95,000 20,000	60,000	$22.69 $22.61 $25.00	05/11/2016 08/04/2016 11/02/2018	18,750	$401,063
Jerry C. Jones	70,940 12,181 13,880 24,981 13,700 14,925 33,022 27,697 1,942 6,686 23,975 37,226 19,427 20,193		$25.98 $38.98 $51.97 $26.08 $32.60 $39.12 $17.93 $23.44 $11.50 $13.33 $11.14 $16.35 $20.44 $24.53	03/16/2014 03/16/2014 03/16/2014 05/26/2014 05/26/2014 05/26/2014 10/13/2014 08/09/2015 04/02/2016 04/11/2016 10/02/2016 08/07/2017 08/07/2017 08/07/2017	15,000	$320,850

1 Mr. Cotroneo had no outstanding equity awards at March 31, 2007 and is therefore omitted from the table.

2 The vesting schedule for the stock options listed above is 20% beginning on the second anniversary of the date of grant and 20% annually thereafter through the sixth anniversary of the date of grant. The vesting schedule for the restricted stock units listed above is 25% per year beginning on the first anniversary of the date of grant.

3 This value was determined by multiplying the number of unvested shares or units by the closing price of Acxiom common stock on March 31, 2007.

OPTION EXERCISES AND STOCK VESTED DURING FISCAL YEAR

	Option Awards		Stock Awards[1]
Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Charles D. Morgan	0	$0	0	$0
Rodger S. Kline	0	$0	0	$0
Frank J. Cotroneo	0	$0	0	$0
L. Lee Hodges	0	$0	0	$0
Richard K. Howe	0	$0	6,250	$156,250
Jerry C. Jones	0	$0	0	$0

1 This value was determined by multiplying the number of shares acquired on vesting by the closing price of Acxiom common stock on date of vesting.

NONQUALIFIED DEFERRED COMPENSATION1

Name	Executive Contributions in Last FY	Registrant Contributions in Last FY2	Aggregate Earnings in Last FY3	Aggregate Withdrawals/ Distributions[4]	Aggregate Balance at Last FYE
Charles D. Morgan	$176,063	$30,017	$112,215	$0	$2,611,294
Rodger S. Kline	$85,750	$14,495	$69,118	$0	$1,065,495
Frank J. Cotroneo	$3,949	$118[5]	$(14)	$0	$4,054
L. Lee Hodges	$127,050	$12,794	$89,163	$0	$961,250
Richard K. Howe	$0	$0	$0	$0	$0
Jerry C. Jones	$13,330	$3,999	$1,993	$0	$32,012

1 Acxiom maintains a nonqualified supplemental executive retirement plan (referred to as the “SERP”). The SERP is designed to mirror Acxiom’s qualified 401(k) plan. As permitted under Department of Labor and Internal Revenue Service regulations, its objective is to provide eligible associates with the ability to defer cash compensation in excess of some of the limits that apply to the 401(k) plan and to receive a matching contribution with respect to compensation that exceeds the qualified plan limits.

2 Under both the SERP and the 401(k) plan, Acxiom matches at a rate of $.50 on the dollar on the participant’s combined contributions up to the first 6% of the participant’s compensation. The matching contribution is comprised of shares of the Company’s stock. The matching contribution is vested at 20% after two years of a participant’s participation in the plan and 20% each year thereafter until fully vested.

3 The investment choices under the SERP are similar to those provided under the 401(k) plan.

A participant’s deferrals are deemed to be invested in those funds in accordance with his or her election, and earnings are calculated based on the performance of the selected funds. The participant does not actually own any share of the investments.

4 Prior to deferring compensation, participants must elect the time and manner of their account payout; otherwise accounts are paid in the form of a lump sum on separation from service. All distribution elections are subject to Section 409A of the Internal Revenue Code, including, for example, that a “specified employee” may not receive a distribution of post-2004 deferrals until at least six months following certain terminations.

5 This amount is unvested and will be forfeited upon distribution of Mr. Cotroneo’s account balance, which will occur in August 2007 in accordance with the terms of the SERP.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Rodger S. Kline

Type of Payment	Voluntary Termination	Retirement other than in connection with a Change in Control	Involuntary not for Cause Termination other than in connection with a Change in Control	Involuntary for Cause Termination	Change in Control with No Termination[1]	Termination following a Change in Control[1]	Tax “Gross Up” for Section 280G Excise Tax[1]	Death or Disability
Severance	$0	$0	$0	$0	$0	$1,688,901	$0	$0
Leadership Cash Incentive Plan	$0	$0[2]	$0[2]	$0	$0	$0		$0[2]
Supplemental Executive Retirement Plan	$1,065,495[3]	$1,065,495[3]	$1,065,495[3]	$1,065,495[3]	$0	$0[4]		$1,065,495[3]
Stock Options (unvested and accelerated)	$0	$0	$0	$0	$0	$0		$0
Restricted Stock Units	$0	$0	$0	$0	$0	$0		$0

1 Payments under Mr. Kline’s executive security agreement will be triggered if he is terminated by the Company or a successor (other than for cause, death or disability) within the three-year period following a change in control or following commencement of discussions with a third-party that results in a change in control, or if he resigns for good reason, e.g., a demotion, reduction in salary, relocation, or significant change in responsibilities. The amount payable to him is 2.99 times annualized includible compensation, as defined by Section 280G of the Internal Revenue Code, if termination of employment occurs in the first year after a change in control; two times annualized includible compensation if termination of employment occurs in the second year after a change in control; or one times annualized includible compensation if termination of employment occurs in the third year after a change in control. Payments are made in a lump sum within ten (10) days following termination of employment. He is also entitled to reimbursement of any excise taxes on the change in control payments that are triggered under Section 280G of the Internal Revenue Code, plus a tax “gross up” payment to offset any income or excise taxes on the reimbursement. The terms “annualized includible compensation” and “base period” have the meanings set forth in Section 280G of the Internal Revenue Code of 1986.

2 The terms and conditions of the Acxiom Leadership Cash Incentive Plan provide that in the event of retirement, layoff, death or disability, leaders or their beneficiaries may, at Acxiom’s discretion, receive a prorated payout based on the actual employment period and attainment against targets during the employment period.

3 This amount consists of Mr. Kline’s voluntary deferrals, earnings on investments and Company matching contributions as of March 31, 2007. As is the case with the 401(k) plan, Acxiom matches contributions at a rate of $.50 on the dollar on the participant’s contributions to the SERP that do not exceed 6% of the participant’s compensation.

4 The SERP is not affected by a change in control unless employment is terminated. Upon termination, the SERP would provide applicable termination benefits in accordance with normal termination guidelines.

L. Lee Hodges

Type of Payment	Voluntary Termination	Retirement other than in connection with a Change in Control	Involuntary not for Cause Termination other than in connection with a Change in Control	Involuntary for Cause Termination	Change in Control with No Termination[1]	Termination following a Change in Control[1]	Tax “Gross Up” for Section 280G Excise Tax[1]	Death or Disability
Severance	$0	$0	$0	$0	$0	$1,546,206	$675,608	$0
Leadership Cash Incentive Plan	$0	$0[2]	$0[2]	$0	$0	$0		$0[2]
Supplemental Executive Retirement Plan	$961,250[3]	$961,250[3]	$961,250[3]	$961,250[3]	$0	$0[4]		$961,250[3]
Stock Options (unvested and accelerated)	$0	$0	$0[6]	$0	$0	$0		$0
Restricted Stock Units	$0	$320,850[5]	$0[6]	$0	$0	$0		$641,700[7]

1 Payments under Mr. Hodge’s executive security agreement will be triggered if he is terminated by the Company or a successor (other than for cause, death or disability) within the three-year period following a change in control or following commencement of discussions with a third-party that results in a change in control, or if he resigns for good reason, e.g., a demotion, reduction in salary, relocation, or significant change in responsibilities. The amount payable to him is 2.99 times annualized includible compensation, as defined by Section 280G of the Internal Revenue Code, if termination of employment occurs in the first year after a change in control; two times annualized includible compensation if termination of employment occurs in the second year after a change in control; or one times annualized includible compensation if termination of employment occurs in the third year after a change in control. Payments are made in a lump sum within ten (10) days following termination of employment. He is also entitled to reimbursement of any excise taxes on the change in control payments that are triggered under Section 280G of the Internal Revenue Code, plus a tax “gross up” payment to offset any income or excise taxes on the reimbursement. The terms “annualized includible compensation” and “base period” have the meanings set forth in Section 280G of the Internal Revenue Code of 1986.

2 The terms and conditions of the Acxiom Leadership Cash Incentive Plan provide that in the event of retirement, layoff, death or disability, leaders or their beneficiaries may, at Acxiom’s discretion, receive a prorated payout based on the actual employment period and attainment against targets during the employment period.

3 This amount consists of Mr. Hodges’ voluntary deferrals, earnings on investments and Company matching contributions as of March 31, 2007. As is the case with the 401(k) plan, Acxiom matches contributions at a rate of $.50 on the dollar on the participant’s contributions to the SERP that do not exceed 6% of the participant’s compensation.

4 The SERP is not affected by a change in control unless employment is terminated. Upon termination, the SERP would provide applicable termination benefits in accordance with normal termination guidelines.

5 Upon approval by Acxiom’s internal compensation committee, Mr. Hodges would receive accelerated vesting on 50% of his outstanding restricted stock units. This value is determined by multiplying the number of restricted stock units with accelerated vesting times the closing stock price at the end of fiscal year 2007.

6 Vesting may be accelerated upon approval by Acxiom’s internal compensation committee and the Acxiom Board of Directors.

7 Upon death or disability, any unvested restricted stock units would vest. This value is determined by multiplying the number of restricted stock units with accelerated vesting times the closing stock price at the end of fiscal year 2007.

Richard K. Howe

Type of Payment	Voluntary Termination	Retirement other than in connection with a Change in Control	Involuntary not for Cause Termination other than in connection with a Change in Control	Involuntary for Cause Termination	Change in Control with No Termination[1]	Termination following a Change in Control[1]	Tax “Gross Up” for Section 280G Excise Tax[1]	Death or Disability
Severance	$0	$0	$0	$0	$0	$1,556,223	$642,565	$0
Leadership Cash Incentive Plan	$0	$0[2]	$0[2]	$0	$0	$0		$0[2]
Supplemental Executive Retirement Plan	$0	$0	$0	$0	$0	$0		$0
Stock Options (unvested and accelerated)	$0	$0	$0[3]	$0	$126,000[4]	$0		$0[5]
Restricted Stock Units	$0	$0	$0[3]	$0	$0	$0		$401,063[4]

1 Payments under Mr. Howe’s executive security agreement will be triggered if he is terminated by the Company or a successor (other than for cause, death or disability) within the three-year period following a change in control or following commencement of discussions with a third-party that results in a change in control, or if he resigns for good reason, e.g., a demotion, reduction in salary, relocation, or significant change in responsibilities. The amount payable to him is 2.99 times annualized includible compensation, as defined by Section 280G of the Internal Revenue Code, if termination of employment occurs in the first year after a change in control; two times annualized includible compensation if termination of employment occurs in the second year after a change in control; or one times annualized includible compensation if termination of employment occurs in the third year after a change in control. Payments are made in a lump sum within ten (10) days following termination of employment. He is also entitled to reimbursement of any excise taxes on the change in control payments that are triggered under Section 280G of the Internal Revenue Code, plus a tax “gross up” payment to offset any income or excise taxes on the reimbursement. The terms “annualized includible compensation” and “base period” have the meanings set forth in Section 280G of the Internal Revenue Code of 1986.

2 The terms and conditions of the Acxiom Leadership Cash Incentive Plan provide that in the event of retirement, layoff, death or disability, leaders or their beneficiaries may, at Acxiom’s discretion, receive a prorated payout based on the actual employment period and attainment against targets during the employment period.

3 Vesting may be accelerated upon approval by Acxiom’s internal compensation committee and the Acxiom Board of Directors.

4 Upon death or disability, any unvested stock options and restricted stock units would vest. The strike price for Mr. Howe’s options was higher than the closing price of Acxiom common stock on March 31, 2007; therefore, there was no value realized at the close of the fiscal year. The restricted stock unit value is determined by multiplying the number of restricted stock units with accelerated vesting times the closing stock price at the end of fiscal year 2007.

Jerry C. Jones

Type of Payment	Voluntary Termination	Retirement other than in connection with a Change in Control	Involuntary not for Cause Termination other than in connection with a Change in Control	Involuntary for Cause Termination	Change in Control with No Termination[1]	Termination following a Change in Control[1]	Tax “Gross Up” for Section 280G Excise Tax[1]	Death or Disability
Severance	$0	$0	$0	$0	$0	$1,251,998	$512,211	$0
Leadership Cash Incentive Plan	$0	$0[2]	$0[2]	$0	$0	$0		$0[2]
Supplemental Executive Retirement Plan	$32,012[3]	$32,012[3]	$32,012[3]	$32,012[3]	$0	$0[4]		$32,012[3]
Stock Options (unvested and accelerated)	$0	$0	$0[5]	$0	$0	$0		$0
Restricted Stock Units	$0	$0	$0[5]	$0	$0	$0		$320,850[6]

1 Payments under Mr. Jones’ executive security agreement will be triggered if he is terminated by the Company or a successor (other than for cause, death or disability) within the three-year period following a change in control or following commencement of discussions with a third-party that results in a change in control, or if he resigns for good reason, e.g., a demotion, reduction in salary, relocation, or significant change in responsibilities. The amount payable to him is 2.99 times annualized includible compensation, as defined by Section 280G of the Internal Revenue Code, if termination of employment occurs in the first year after a change in control; two times annualized includible compensation if termination of employment occurs in the second year after a change in control; or one times annualized includible compensation if termination of employment occurs in the third year after a change in control. Payments are made in a lump sum within ten (10) days following termination of employment. He is also entitled to reimbursement of any excise taxes on the change in control payments that are triggered under Section 280G of the Internal Revenue Code, plus a tax “gross up” payment to offset any income or excise taxes on the reimbursement. The terms “annualized includible compensation” and “base period” have the meanings set forth in Section 280G of the Internal Revenue Code of 1986.

2 The terms and conditions of the Acxiom Leadership Cash Incentive Plan provide that in the event of retirement, layoff, death or disability, leaders or their beneficiaries may, at Acxiom’s discretion, receive a prorated payout based on the actual employment period and attainment against targets during the employment period.

3 This amount consists of Mr. Jones’ voluntary deferrals, earnings on investments and Company matching contributions as of March 31, 2007. As is the case with the 401(k) plan, Acxiom matches contributions at a rate of $.50 on the dollar on the participant’s contributions to the SERP that do not exceed 6% of the participant’s compensation.

4 The SERP is not affected by a change in control unless employment is terminated. Upon termination, the SERP would provide applicable termination benefits in accordance with normal termination guidelines.

5 Vesting may be accelerated upon approval by Acxiom’s internal compensation committee and the Acxiom Board of Directors.

6 Upon death or disability, any unvested stock options and restricted stock units would vest. The restricted stock unit value is determined by multiplying the number of restricted stock units with accelerated vesting times the closing stock price at the end of fiscal year 2007.

DIRECTOR COMPENSATION TABLE

The following table shows the compensation earned in fiscal year 2007 by members of Acxiom’s Board of Directors who were serving as directors at any time during the fiscal year:

Name	Fees Earned or Paid in Cash[1] ($)	Stock Awards[1] ($)	Option Awards[2] ($)	Total ($)
William T. Dillard II	$6,000	$125,000	$7,091	$138,091
Michael J. Durham	$7,000	$100,000	$0	$107,000
Dr. Mary L. Good	$63,000	$50,000	$0	$113,000
Ann Die Hasselmo	$62,500	$50,000	$7,091	$119,591
William J. Henderson	$6,000	$100,000	$7,091	$113,091
Thomas F. (Mack) McLarty, III	$49,000	$40,000	$7,091	$96,091
Stephen M. Patterson	$131,000	$0	$7,091	$138,091
Jeffrey W. Ubben	$4,000	$100,000	$0	$104,000
R. Halsey Wise	$2,000	$100,000	$0	$102,000

1 At the beginning of each calendar year, the governance / nominating committee of the Board of Directors reviews and makes a recommendation to the full board regarding the compensation to be paid to the outside directors. For calendar year 2006, which covered a portion of fiscal year 2006 and a portion of fiscal year 2007, the outside directors’ compensation consisted of a $55,000 annual retainer plus $2,000 for each board meeting and $1,000 for each committee meeting attended. The audit committee chairman received an additional $24,000 for his services, and the lead independent director received $25,000 for his services. The annual retainer and the fees for all regularly scheduled meetings were payable in shares of Acxiom stock, in cash, or a combination of stock and cash, at each director’s election. Fees for special meetings were payable only in cash. The directors received payment of their annual retainers in February 2006. For those directors who chose to receive all or a portion of their regularly scheduled meeting fees in stock, the stock was issued in February 2006. Any cash payments payable to the directors for meetings attended were made throughout the year after each meeting.

For calendar year 2007, which covered a portion of fiscal year 2007 and a portion of fiscal year 2008, the governance / nominating committee recommended and the full board determined that compensation of the outside directors should be comprised of a flat annual fee of $80,000, with an additional flat fee of $10,000 payable for each committee on which a director serves (with the exception of the executive committee, for which no additional fees would be payable), and that there would be no separate fees paid for attendance at any board or committee meetings. In addition, the board approved payments to the audit committee chairman and the lead independent director of $25,000 each. All fees were payable in shares of Acxiom stock, in cash, or a combination of stock and cash, at each director’s election.

Outside directors may request reimbursement for expenses reasonably incurred in connection with their service on the board. Directors who are members of management do not receive any additional compensation for their service on the board.

2 These amounts reflect the fiscal year 2007 financial statement expense recognized in accordance with FAS 123R for previous year grants. No stock options have been granted to any outside board members since 2004.

REPORT OF THE AUDIT COMMITTEE

This report provides information concerning the audit committee of the board of directors. The audit committee’s charter is available on the Company’s website at www.acxiom.com. The audit committee is comprised entirely of independent directors, as defined and required by applicable Nasdaq rules. The current members are Stephen M. Patterson, Chairman, Ann Die Hasselmo and William J. Henderson.

In connection with its function to oversee and monitor Acxiom’s financial reporting process, the audit committee has (1) reviewed and discussed with management and the independent auditors the audited financial statements for the year ended March 31, 2007, as well as any material financial or non-financial arrangements of Acxiom which do not appear in the financial statements; (2) discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended; (3) received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees;” and (4) discussed with the auditors their independence, and considered whether the provision of non-audit services to Acxiom was compatible with such independence.

Based on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements for the year ended March 31, 2007, be included in Acxiom’s 2007 Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

FEES BILLED FOR SERVICES RENDERED BY INDEPENDENT AUDITOR

The following table presents fees for professional audit services rendered by KPMG LLP for the audits of the Company’s annual financial statements for the fiscal years ended March 31, 2007 and March 31, 2006, and fees billed for other services rendered by KPMG LLP.

	2007	2006

Audit Fees (including quarterly reviews) (1)	$ 3,846,680	$ 3,944,784

Audit-Related Fees(2)	722,072	649,416

Tax Fees(3)	356,000	158,523

All Other Fees	0	0

Total	$ 4,924,752	$4,752,723

(1)

Audit fees relate to professional services rendered in connection with the audit of our annual financial statements, the audit of management’s assessment of internal controls over financial reporting, quarterly reviews of financial statements included in our Form 10-Q’s and 10-K, and audit services provided in connection with other statutory and regulatory filings.

(2)

Audit-related fees include professional services related to the audit of our financial statements, SAS 70 reviews of our data centers, reporting on compliance with debt covenants, and audits of employee benefit plans.

(3)

Tax fees include professional services rendered in connection with tax compliance and preparation relating to our tax audits, and international tax compliance and tax consulting. We do not engage KPMG to perform personal tax services for our executive officers.

The audit committee has adopted a policy for the pre-approval of engagements for audit, audit-related and non-audit services by our independent auditor. The policy requires that the committee pre-approve all audit services and audit-related services to be performed by the independent auditor. For non-audit services, the principal financial officer must provide a written explanation to the audit committee of the scope of the services, the estimated costs, and other pertinent information, and then the audit committee or a designated member of the committee must pre-approve the proposed engagement. The requirement for pre-approval of an engagement for non-audit services may be waived only if (i) the aggregate amount of all such non-audit services provided is less than five percent of the total amount paid by the Company to the independent auditor during the fiscal year when the services are provided; (ii) the services were not deemed by management at the time of the engagement to be non-audit services; and (iii) the services are promptly brought to the attention of the audit committee and approved after the fact. All audit and non-audit services reflected in the table above were pre-approved by the audit committee in accordance with the policy.

INDEPENDENT AUDITOR

The audit committee has selected KPMG, LLP to serve as our independent auditor for fiscal 2008. We anticipate that a representative of KPMG, LLP will be present at the 2007 Annual Meeting of Stockholders and will have the opportunity to make a statement at the meeting if he or she desires to do so and to respond to appropriate questions.

RELATED-PARTY TRANSACTIONS

Pursuant to its charter, the governance/nominating committee reviews any transactions which would be reportable hereunder, with any interested members abstaining. Prior to the establishment of the governance/nominating committee, the independent members of the full board reviewed such transactions. The transactions are typically approved if they are deemed to be commercially reasonable.

We have contracts with the University of Arkansas at Little Rock (UALR) pursuant to which we provide funding for research projects done by UALR personnel. We also make charitable contributions to UALR. Dr. Mary Good, who is a director, is employed by UALR as its Dean of the College of Information Science and Systems Engineering. She is not personally the recipient of any Acxiom funding. The total amount paid to UALR in the past fiscal year was approximately $490,000, which is less than half of 1% of UALR’s total annual revenues. We expect to pay a similar amount to UALR in the current fiscal year.

Acxiom paid BMC Media, Inc. (“BMC”) approximately $270,000 during the past fiscal year in commissions. Acxiom’s obligation to pay commissions to BMC terminated in March 2007. BMC is controlled by F.B. McLarty, the brother of one of Acxiom’s board members, Thomas F. (Mack) McLarty, III. In 2001 and 2002, F.B. McLarty assisted with obtaining new contracts for Acxiom with several customers in the travel and entertainment business. There are no current agreements in place between Acxiom and either of the McLartys or their affiliated companies. Director Mack McLarty is not a stockholder, director or employee of BMC and received no personal benefit from the commissions paid to BMC.

One of our customers is Cognitive Data, Inc. (“CDI”). CDI’s president and majority shareholder is the son-in-law of Interim Company Leader Charles Morgan. During the past fiscal year, Acxiom received approximately $2.2 million in revenue from CDI. We expect to receive a similar amount in the current fiscal year.

During the past fiscal year Acxiom was a corporate sponsor of a celebrity race truck in the NASCAR Craftsman Truck Series. The amount of the sponsorship was $625,000. Per the sponsorship agreement, which expired in November 2006, the Acxiom brand was displayed on the sponsored race vehicles, drivers’ uniforms, transporter vehicles, press kits, and NASCAR collectibles offered to the public, and hospitality services were made available for Acxiom customers at race events. The sponsorship agreement was with Morgan-Dollar Motorsports, LLC (“MDM”), 51% of which was owned by RM Promotions, LLC (“RMP”) until December 2004. Rob Morgan, the son of Charles Morgan, was the majority owner and an employee of RMP until January 2004. At the present time, neither Charles Morgan nor Rob Morgan has any direct or indirect ownership interest in MDM. MDM is currently indebted to RMP in the approximate amount of $75,000. In addition, Rob Morgan has guaranteed a promissory note owed by MDM to a bank in the approximate principal amount of $127,000. MDM was previously indebted to Charles Morgan in the amount of $470,000. Mr. Morgan forgave that debt in fiscal year 2005 in exchange for an agreement by MDM to pay Mr. Morgan commissions in the amount of 5% of any new sponsorships (excluding the Acxiom sponsorship) acquired by MDM in 2005 and 2006. To date, no commissions have been paid. In addition to the NASCAR sponsorship, Acxiom has participated in other racing sponsorships such as the Grand American Road Racing Series, in which neither Mr. Morgan nor any of his family members have ever had any ownership interest. In 2002, the independent members of the board of directors obtained an assessment from Fleishman-Hillard, an internationally recognized brand management and public relations agency, regarding the value of Acxiom’s sports marketing program and determined that the program significantly contributed to the name and brand recognition of the Company.

Acxiom leases an aircraft from MorAir, Inc., a corporation owned by Charles Morgan. The average monthly payment made in the past fiscal year was approximately $75,000. Total payments under the lease are expected to remain the same in the current fiscal year. The term of the lease expires in August 2011. The board of directors’ corporate governance committee, which is composed solely of independent directors, has determined that the terms of the lease are commercially reasonable, and that they are as good or better than the rates that could be obtained from an unrelated third party. When Mr. Morgan uses the aircraft for trips unrelated to Acxiom’s business, he reimburses Acxiom for the direct costs incurred, including the costs of engine usage, maintenance, avionics, fuel, pilot charges and other related expenses such as landing fees, food service, and overnight parking fees. In the past fiscal year, Mr. Morgan paid $178,300 to Acxiom for use of the aircraft. Mr. Morgan and Acxiom have followed this practice of reimbursement of direct costs since the inception of the lease in 1996.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Acxiom’s executive officers, directors, and the owners of more than 10 percent of our stock to file reports of ownership and changes in ownership with the SEC. These reports are also filed with the National Association of Securities Dealers, Inc. A copy of each report is furnished to Acxiom. SEC regulations require us to identify anyone who has failed to timely file his or her Section 16(a) reports. Based solely on our review of reports furnished to us and the written representations that no other reports were required during the fiscal year ended March 31, 2007, we believe that all Section 16(a) filing requirements were met during the last fiscal year.

STOCKHOLDER PROPOSALS

It is currently anticipated that the 2008 annual meeting of Acxiom stockholders will held during the first week of August 2008. Stockholders who intend to present proposals at the 2008 annual meeting, and who wish to have those proposals included in Acxiom’s Proxy Statement for the 2008 annual meeting, must ensure that those proposals are received by the Corporate Secretary at 1 Information Way, Little Rock, Arkansas 72202 on or before February 24, 2008. Such proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the Proxy Statement for Acxiom’s 2008 annual meeting.

In addition, under Acxiom’s bylaws, stockholders who intend to submit a proposal regarding a director nomination or other matter of business at the 2008 annual meeting, and who do not intend to have such proposal included in the Company’s proxy statement and form of proxy relating to the 2008 meeting pursuant to SEC regulations, must ensure that notice of any such proposal (including certain additional information specified in Acxiom’s bylaws) is received by the Corporate Secretary at the address specified above on or before February 24, 2008. Such proposals, and the additional information specified by the bylaws, must be submitted within this time period in order to be considered at the 2008 annual meeting.

EXPENSES OF SOLICITATION

Acxiom will bear the expense of preparing and mailing the proxy statement and related materials. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries to forward the solicitation materials to our stockholders, and we will provide reimbursement for reasonable out-of-pocket expenses incurred by these third parties. We have retained Innisfree M & A Incorporated to assist in the mailing and solicitation of proxies for fees which are expected not to exceed $25,000.

HOUSEHOLDING OF PROXY MATERIALS

If you and others who share your mailing address own any stock held in street name (i.e., stock held in a brokerage account), you may have received a notice that your household will receive only one annual report and proxy statement from each company whose stock is held in these accounts. This practice, known as “householding,” is designed to reduce the volume of duplicate information and reduce printing and postage costs. Unless you responded that you did not want to participate in householding, you were deemed to have consented to it, and a single copy of this Proxy Statement and the 2006 Annual Report have been sent to your address. Each stockholder will continue to receive a separate voting instruction form.

If you would like to receive an extra copy of the 2006 Annual Report or this Proxy Statement, we will send a copy to you by mail upon request to the corporate secretary, 1 Information Way, Little Rock, Arkansas 72202, or by calling 1-501-342-1336. Each document is also available in digital form for download or review in the “Investor Relations” section of our website at www.acxiom.com.

If you would like to revoke your consent to householding and in the future receive your own set of proxy materials, or if your household is currently receiving multiple copies of the proxy materials and you would like in the future to receive only a single set of proxy materials at your address, please contact the Householding Department by mail at 51 Mercedes Way, Edgewood, NY 11717, or call 1-800-542-1061, and provide your name, the name of each of your brokerage firms or banks where your shares are held, and your account numbers. The revocation of a consent to householding will be effective 30 days following its receipt. You may also have an opportunity to opt in or opt out of householding by following the instructions on your voting instruction form or by contacting your bank or broker.

OTHER MATTERS

The board does not intend to present any items of business other than those listed in the Notice of Annual Meeting of Stockholders above. If other matters are properly brought before the meeting, the persons named in the accompanying proxy will vote the shares represented by it in accordance with their best judgment. Discretionary authority to vote on other matters is included in the proxy. The materials referred to in this proxy statement under the captions “Report of the Compensation Committee” and “Report of Audit Committee” shall not be deemed soliciting material or otherwise deemed filed and shall not be deemed to be incorporated by any general statement of incorporation by reference in any filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

By Order of the Board of Directors

Catherine L. Hughes
Corporate Governance Officer
& Secretary

Little Rock, Arkansas

November 16, 2007

APPENDIX A

ACXIOM CORPORATION

AUDIT COMMITTEE CHARTER

Organization

This charter ("Charter") governs the operations of the Audit Committee ("Committee") of the Board of Directors of Acxiom Corporation (the "Company"). The Committee shall review and reassess at least annually this Charter and the performance of the Committee and obtain the approval of the Board of Directors for any changes determined appropriate by the Committee. The Committee shall be appointed by the Board of Directors and shall satisfy any criteria imposed on members of the Committee pursuant to the federal securities laws or the rules and regulations of the Securities and Exchange Commission (the “SEC”) or The Nasdaq Stock Market (“Nasdaq”).

Statement of Policy

The Committee shall provide assistance to the Board in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements, the independent auditor’s engagement, independence and qualifications, the internal audit function, and the legal compliance and ethics programs as established by management and the Board. In so doing, it is the responsibility of the Committee to maintain free and open communication among the Committee, the independent auditors, the internal auditors, and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and to retain outside counsel or other experts as the Committee determines necessary to carry out its duties. The Committee shall be entitled to obligate the Company to pay the fees and expenses of the independent auditor and any outside advisors engaged by the Committee in accordance with this Charter and to pay the ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

Responsibilities and Processes

The primary responsibility of the Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of its activities to the Board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take appropriate actions to establish and maintain processes to achieve desirable financial reporting, business risk practices, and corporate behavior.

The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement or modify them as it deems appropriate.

1.      The Committee shall no less than annually review and approve in advance the engagement of the independent auditor to audit the annual financial statements of the Company and its subsidiaries. The Committee may meet with management and solicit its views as to the engagement of the independent auditors, but the Committee shall retain the ultimate authority and responsibility for such engagement. To the extent required by law, the Committee shall approve in advance all audit services to be performed by the independent auditor and any non-audit services that may be performed by the independent auditor. The Committee may delegate the authority to grant pre-approvals of non-audit services to one or more of its designated members. The decisions of any designee to pre-approve non-audit services shall be reported to the full Committee at its next regular meeting.

2.         The Committee shall ensure that the lead (or coordinating) audit partner (having primary responsibility for the audit) and the audit partner responsible for reviewing the audit shall adhere to all applicable rotation requirements.

3.         The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Committee, as representatives of the Company’s shareholders. The Committee shall have the ultimate authority and responsibility to evaluate, compensate, oversee and replace the independent auditors. The independent auditors shall report directly to the Committee. The Committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. The Committee shall take appropriate action in response to these disclosures to satisfy itself of the independent auditors’ independence.

4.         The Committee shall obtain and review reports from the independent auditors as required by applicable law or regulation. Taking into account the opinions of management and the internal auditor, the Committee shall evaluate the qualifications, performance and independence of the independent auditors, including the nature and scope of any disclosed relationships or professional non-audit services provided to the Company by the independent auditors. The Committee shall take appropriate action to ensure high-quality audits by, and the continuing independence of, the independent auditors.

5.         The Committee shall discuss with the independent auditors and the internal auditors the overall scope and plans for their respective audits, including the adequacy of staffing and compensation. Also, the Committee shall discuss with management, the independent auditors and internal auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s system to monitor and manage business risk, and legal and ethical compliance programs. The Committee shall meet separately with the independent auditors and internal auditors, with and without management present, to discuss the results of their examinations, including any audit problems and difficulties and management’s response. Further, the Committee shall be responsible for resolving any disagreements between management and the independent auditors or the internal auditors regarding financial reporting.

6.         The Committee shall review with management and the independent auditors the interim financial statements to be included in the Company’s Quarterly Reports on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards, the federal securities laws and the rules and regulations of the SEC and Nasdaq. Without relieving the full Committee of its responsibility to undertake the foregoing review and discussion, the Chairman of the Committee may represent the entire Committee for purposes of undertaking the review and discussion prior to the filing of the Company’s Quarterly Reports on Form 10-Q.

7.         The Committee shall review with management and the independent auditors the financial statements to be included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards, the federal securities laws and the rules and regulations of the SEC and Nasdaq.

8.         The Committee shall discuss with management and the independent auditors the disclosures in the Company’s periodic reports under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including any significant changes in the Company’s selection or application of accounting principles, the development, selection and disclosure of critical accounting policies, practices and estimates, analyses of the effect of alternative accounting treatments on the Company’s financial statements, and the use of “pro forma” or “non-GAAP financial measures.”

A-2

9.         The Committee shall discuss with management and the independent auditor the Company’s earnings press releases, as well as guidance and other financial information provided to analysts, rating agencies and other constituencies in the investment community. The Committee’s responsibility to discuss earnings releases, financial information and earnings guidance may be done generally through discussions of the types of information to be disclosed and the type of presentation to be made. Without relieving the full Committee of its responsibility to undertake the foregoing general discussion, the Chairman of the Committee shall discuss with management and the independent auditor each of the Company’s earnings releases, financial information and earnings guidance prior to public dissemination.

10.       Unless the Board assigns this function to another committee comprised solely of independent directors, the Committee shall review and approve any transaction between the Company and any officer, director or affiliate of the Company that would be required under SEC rules and regulations to be disclosed in the Company’s annual proxy statement.

11.       The Committee shall establish procedures for the receipt, retention and treatment of complaints regarding the Company’s accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters in accordance with the provisions of the federal securities laws and the rules and regulations of the SEC and Nasdaq.

12.       In connection with each Quarterly Report on Form 10-Q and Annual Report on Form 10-K of the Company, the Committee shall discuss with management and the independent auditor the most recent evaluation of the Company’s disclosure controls and procedures and any assessment or attestation of the Company’s internal controls that is required to be disclosed in such periodic report.

13.	The Committee shall provide a report of its activities regularly to the Board.

14.       The Committee shall undertake all further actions and discharge all further responsibilities imposed upon it from time to time by the federal securities laws, the rules and regulations of the SEC and Nasdaq or any other statute or regulation applicable to the Company from time to time.

15.       The Committee shall make available in the Company's Proxy Statement for its Annual Meeting of Shareholders a report that discloses: (a) that the Company has an Audit Committee and whether the members of the Committee are independent of the Company and management in accordance with the federal securities laws and the rules and regulations of the SEC and Nasdaq; (b) that the Committee has a written charter and has satisfied its responsibilities under the charter for the prior year; (c) whether or not the Committee has reviewed and discussed with management and the independent auditors the audited financial statements and discussed with the independent auditors the matters required to be discussed by SAS 61; and (d) whether the Committee has received from the independent auditors disclosures regarding their independence required by the Independence Standards Board. In addition, the report shall include a statement whether, based on the review and discussions conducted, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the immediately preceding fiscal year. Finally, the Company's Proxy Statement shall include a copy of the Audit Committee charter at least every three years or for any year in which there has been a significant amendment to the charter.

A-3

APPENDIX B

2005 EQUITY COMPENSATION PLAN

OF

ACXIOM CORPORATION

1.          Establishment and Purpose. This 2005 Equity Compensation Plan of Acxiom Corporation (the “Plan”) was originally established under the name of the 2000 Associate Stock Option Plan of Acxiom Corporation. The Plan has been amended from time to time and hereby is amended and restated as set forth herein, effective December 21, 2007, subject to the approval of Acxiom Corporation (“Company”) shareholders. The purpose of the Plan is to further the growth and development of the Company and any of its present or future Subsidiaries and Affiliated Companies (as defined below) by allowing certain Associates (as defined below) to acquire or increase equity ownership in the Company, thereby offering such Associates a proprietary interest in the Company’s bu siness and a more direct stake in its continuing welfare, and aligning their interests with those of the Company’s shareholders. The Plan is also intended to assist the Company in attracting and retaining talented Associates, who are vital to the continued development and success of the Company.

2.	Definitions. The following capitalized terms, when used in the Plan, have the following meanings:

(a)        “Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time.

(b)        “Affiliated Company” means any corporation, limited liability company, partnership, limited liability partnership, joint venture or other entity in which the Company or any of its Subsidiaries has an ownership interest.

(c)        “Associate” means any employee, officer (whether or not also a director), director, affiliate, independent contractor or consultant of the Company, a Subsidiary or an Affiliated Company who renders those types of services which tend to contribute to the success of the Company, its Subsidiaries or its Affiliated Companies, or which may reasonably be anticipated to contribute to the future success of the Company, its Subsidiaries or its Affiliated Companies.

(d)        “Award” means the grant, pursuant to the Plan, of any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Awards, Performance Share, Performance Unit, Qualified Performance-Based Award, or Other Stock Unit Award. The terms and conditions applicable to an Award shall be set forth in applicable Grant Documents.

(e)        “Award Agreement” means any written or electronic agreement, contract, or other document or instrument evidencing any Award granted by the Committee or the Board hereunder, which may, but need not, be executed or acknowledged by both the Company and the Participant.

(f)	“Board” means the Board of Directors of the Company.

(g)        “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time.

(h)        “Common Stock” means the common stock, par value $.10 per share, of the Company or any security into which such common stock may be changed by reason of any transaction or event of the type described in Section 15 of the Plan.

(i)         “Committee” means the Compensation Committee of the Board (as well as any successor to the Compensation Committee and any Company officers to whom authority has been lawfully delegated by the Compensation Committee). All of the members of the Committee, which may not be less than two, are intended at all times to qualify as “outside directors” within the meaning of Section 162(m) of the Code and “Non-Employee Directors” within the meaning of Rule 16b-3, and each of whom is “independent” as set forth in the applicable rules and regulations of the Securities and Exchange Commission and/or Nasdaq or any stock exchange upon which the Shares may be listed in the future; provided, however, that the failure of a member of such Committee to so qualify shall not be deemed to invalidate any Award granted by such Committee.

(j)        “Covered Associate” shall mean a “covered employee” within the meaning of Section 162(m)(3) of the Code, or any successor provision thereto.

(k)        “Date of Grant” means the date specified by the Committee or the Board, as applicable, on which a grant of an Award will become effective.

(l)         “Exercise Period” means the period during which an Option shall vest and become exercisable by a Participant (or his or her representatives or transferees) as specified in Section 6(c) below.

(m)	“Exercise Price” means the purchase price per share payable upon exercise of an Option.

(n)        “Fair Market Value” means, as of any applicable determination date or for any applicable determination period, the closing price of the Company’s Common Stock as reported by Nasdaq (or any other stock exchange upon which the Common Stock may be listed for trading).

(o)        “Grant Documents” means any written or electronic Award Agreement, memorandum, notice, and/or other document or instrument evidencing the terms and conditions of the grant of an Award by the Committee or the Board under the Plan, which may, but need not, be executed or acknowledged by both the Company and the Participant.

(p)        “Incentive Stock Option” means an Option intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

(q)        “Legal Requirements” means any laws, or any rules or regulations issued or promulgated by the Internal Revenue Service (including Section 422 of the Code), the Securities and Exchange Commission, the National Association of Securities Dealers, Inc., Nasdaq (or any other stock exchange upon which the Common Stock may be listed for trading), or any other governmental or quasi-governmental agency having jurisdiction over the Company, the Common Stock, or the Plan.

(r)	“Non-Qualified Stock Option” means any Option that is not an Incentive Stock Option.

(s)        “Option” means an option granted to a Participant pursuant to the Plan to acquire a certain number of Shares at such price(s) and during such period(s) and under such other terms and conditions as the Committee or Board shall determine from time to time.

(t)         “Other Stock Unit Award” means any right granted to a Participant by the Committee or Board pursuant to Section 10 hereof.

(u)        “Participant” means an Associate who is selected by the Committee or the Board to receive an Award under the Plan.

(v)        “Performance Award” means any Award of Performance Shares or Performance Units pursuant to Section 9 hereof.

(w)       “Performance Goals” means the pre-established objective performance goals established by the Committee for each Performance Period. The Performance Goals may be based upon the performance of the Company (or a division, organization or other business unit thereof), a Subsidiary, an Affiliated Company, or of an individual Participant, using one or more of the Performance Measures selected by the Committee in its discretion. Performance Goals may be set at a specific level, or may be expressed as a relative percentage to the comparable measure at comparison companies or a defined index. Performance Goals shall, to the extent applicable, be based upon generally accepted accounting principles, but shall be adjusted by the Committee to take into account the effect of the following: changes in accounting standards that may be required by the Financial Accounting Standards Board after the Performance Goal is established; realized investment gains and losses; extraordinary, unusual, non-recurring, or infrequent items; “non-gaap financial measures” that have been included in Acxiom’s quarterly earnings releases and disclosed to investors in accordance with SEC regulations; and other items as the Committee determines to be required so that the operating results of the Company (or a division, organization or other business unit thereof), a Subsidiary or an Affiliated Company shall be computed on a comparative basis from Performance Period to Performance Period. Determinations made by the Committee shall be based on relevant objective information and/or financial data, and shall be final and conclusive with respect to all affected parties.

(x)        “Performance Measures” means one or more of the following criteria, on which Performance Goals may be based: (a)earnings (either in the aggregate or on a per-Share basis, reflecting dilution of Shares as the Committee deems appropriate and, if the Committee so determines, net of or including dividends) before or after interest and taxes (“EBIT”) or before or after interest, taxes, depreciation, and amortization (“EBITDA”); (b) gross or net revenue or changes in annual revenues; (c) cash flow(s) (including operating, free or net cash flows); (d) financial return ratios; (e) total stockholder return, stockholder return based on growth measures or the attainment by the Shares of a specified value for a specified period of time, (f) Share price, or Share price appreciation; (g) earnings growth or growth in earnings per Share; (h) return measures, including return or net return on assets, net assets, equity, capital, investment, or gross sales; (i) adjusted pre-tax margin; (j) pre-tax profits; (k) operating margins; (l) operating profits; (m) operating expenses; (n) dividends; (o) net income or net operating income; (p) growth in operating earnings or growth in earnings per Share; (q) value of assets; (r) market share or market penetration with respect to specific designated products or product groups and/or specific geographic areas; (s) aggregate product price and other product measures; (t) expense or cost levels, in each case, where applicable, determined either on a company-wide basis or in respect of any one or more specified divisions; (u) reduction of losses, loss ratios or expense ratios; (v) reduction in fixed costs; (w) operating cost management; (x) cost of capital; (y) debt reduction; (z) productivity improvements; (aa) satisfaction of specified business expansion goals or goals relating to acquisitions or divestitures; (bb) customer satisfaction based on specified objective goals or a Company-sponsored customer survey; or (cc) Associate diversity goals.

Performance Measures may be applied on a pre-tax or post-tax basis, and may be based upon the performance of the Company (or a division, organization or other business unit thereof), a Subsidiary, an Affiliated Company, or of an individual Participant. The Committee may, at time of grant, in the case of an Award intended to be a Qualified Performance-Based Award, and in the case of other grants, at any time, provide that the Performance Goals for such Award may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts, and any unusual nonrecurring gain or loss.

(y)        “Performance Period” means that period established by the Committee or the Board at the time any Award is granted or at any time thereafter during which any performance goals specified by the Committee or the Board with respect to such Award are to be measured.

(z)        “Performance Share” means any grant pursuant to Section 9 hereof of a right to receive the value of a Share, or a portion or multiple thereof, which value may be paid to the Participant by delivery of such property as the Committee or Board shall determine, including, without limitation, cash, Shares, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee or the Board shall establish at the time of such grant or thereafter.

(aa)      “Performance Unit” means any grant pursuant to Section 9 hereof of a right to receive the value of property other than a Share, or a portion or multiple thereof, which value may be paid to the Participant by delivery of such property as the Committee or Board shall determine, including, without limitation, cash, Shares, or any combination thereof, upon achievement of such Performance Goals during the Performance Period as the Committee or the Board shall establish at the time of such grant or thereafter.

(bb)      “Qualified Performance-Based Award” means an Award to a Covered Associate who is a salaried employee of the Company or to an Associate that the Committee determines may be a Covered Associate at the time the Company would be entitled to a deduction for such Award, which Award is intended to provide “qualified performance-based compensation” within the meaning of Code Section 162(m).

(cc)      “Restricted Stock” means any Share issued with the restriction that the holder may not sell, transfer, pledge, or assign such Share and with such other restrictions as the Committee or the Board, in their sole discretion, may impose (including, without limitation, any forfeiture condition or any restriction on the right to vote such Share, and the right to receive any cash dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee or the Board may deem appropriate.

(dd)      “Restricted Stock Award” means an award of Restricted Stock or Restricted Stock Units under Section 8 hereof.

(ee)       “Restricted Stock Unit” means a right awarded to a Participant that, subject to Section 8(c), may result in the Participant’s ownership of Shares upon, but not before, the lapse of restrictions related thereto.

(ff)        “Restriction Period” means the period of time specified by the Committee or Board pursuant to Sections 8 and 10 below.

(gg)      “Rule 16b-3” means Rule 16b-3 under Section 16 of the Act, as such Rule may be in effect from time to time.

(hh)	“Shares” means the shares of Common Stock of the Company, $.10 par value.

(ii)         “Stock Appreciation Right” means the right pursuant to an Award granted under Section 7 of the Plan, to surrender to the Company all (or a portion) of such right and, if applicable, a related Option, and receive cash or shares of Common Stock in accordance with the provisions of Section 7.

(jj)	“Strike Price” shall have the meaning set forth for such term in Section 7(b) of the Plan.

(kk)      “Subsidiary” means any corporation, limited liability company, partnership, limited liability partnership, joint venture or other entity in which the Company owns or controls, directly or indirectly, not less than 50% of the total combined voting power or equity interests represented by all classes of stock, membership or other interests issued by such corporation, limited liability company, partnership, limited liability partnership, joint venture or other entity.

(ll)        “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or with which the Company combines.

3.         Administration. The Plan shall be administered by the Committee and the Board. Except as otherwise provided herein, each of the Committee or the Board has the full authority and discretion to administer the Plan, and to take any action that is necessary or advisable in connection with the administration of the Plan including, without limitation, the authority and discretion to:

(a)	select the Associates eligible to become Participants under the Plan;
(b)	determine whether and to what extent Awards are to be granted;
(c)	determine the number of Shares to be covered by each grant;

(d)        determine the terms and conditions, not inconsistent with the terms of the Plan, of any grant hereunder (including, but not limited to, the term of the Award, the Exercise Price or Strike Price and any restriction, limitation, procedure, or deferral related thereto, provisions relating to the effect upon the Award of a Participant’s cessation of employment, acceleration of vesting, forfeiture provisions regarding an Award and/or the profits received by any Participant from receiving an Award of exercising an Option or Stock Appreciation Right, and any other terms and conditions regarding any Award, based in each case upon such guidelines and factors as the Committee or Board shall determine from time to time in their sole discretion);

(e)        determine whether, to what extent and under what circumstances grants under the Plan are to be made and operate, whether on a tandem basis or otherwise, with other grants or awards (whether equity or cash based) made by the Company under or outside of the Plan; and

(f)        delegate to one or more officers of the Company the right to grant Awards under the Plan, provided that such delegation is made in accordance with the provisions of applicable state and federal laws.

Each of the Committee and the Board shall have the authority to adopt, alter and repeal such rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; to interpret the terms and provisions of the Plan and any Award granted under thereunder (and any Grant Documents relating thereto); and to otherwise supervise the administration of the Plan.

Each of the Committee and the Board shall also have the authority to provide, in their discretion, for the rescission, forfeiture, cancellation or other restriction of any Award granted under the Plan, or for the forfeiture, rescission or repayment to the Company by a Participant or former Participant of any profits or gains related to any Award granted hereunder, or other limitations, upon the occurrence of such prescribed events and under such circumstances as the Committee or the Board shall deem necessary and reasonable for the benefit of the Company; provided, however, that this provision shall have no application after a Change of Control (as defined below in Section 11) has occurred.

All decisions made by the Committee and the Board pursuant to the provisions of the Plan shall be made in the Committee’s or Board’s sole discretion and shall be final and binding on all persons including the Company and any Participant. No member of the Committee or Board will be liable for any such action or determination made in good faith.

Notwithstanding any provision of the Plan to the contrary, the Committee shall have the exclusive authority and discretion to award, administer or otherwise take any action required or permitted to be taken with respect to Qualified Performance-Based Awards or under any provisions of the Plan with respect to Awards that are intended to comply with the requirements of Section 162(m) of the Code.

4.        Shares Subject to the Plan.

(a)        The total number of Shares which may be issued pursuant to the Plan shall not exceed 20.3 million Shares. Such Shares may consist, in whole or in part, of authorized and unissued shares or treasury shares, as determined in the discretion of the Committee or the Board.

(b)        If any Award made under the Plan is forfeited, any Option (and the related Stock Appreciation Right, if any), or any Stock Appreciation Right not related to an Option terminates, expires or lapses without being exercised, or any Stock Appreciation Right is exercised for cash, the Shares subject to such Awards that are, as a result, not delivered to the Participant shall again be available for delivery in connection with Awards. If a Stock Appreciation Right is exercised, only the number of Shares issued will be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan. If the Exercise Price of any Option is satisfied by delivering Shares to the Company (by either actual delivery or by attestation), only the number of Shares issued net of the Shares delivered or attested to shall be deemed delivered for purposes of determining the maximum number of Shares available for delivery pursuant to Awards under the Plan. To the extent any Shares subject to an Award are not delivered to a Participant because such Shares are used to satisfy an applicable tax withholding obligation, such Shares shall again be available for delivery in connection with Awards; provided, further, that only Shares that are used to satisfy an applicable tax withholding obligation upon exercise of an Option shall again be available for delivery pursuant to Incentive Options.

(c)        Shares available for issuance or reissuance under the Plan will be subject to adjustment as provided in Section 15 below.

  5.        Eligible Participants. All Associates shall be eligible to receive Awards and thereby become Participants in the Plan, regardless of such Associate’s prior participation in the Plan or any other benefit plan of the Company, provided that (1) only Associates who are employees of the Company or a Subsidiary may receive Incentive Stock Options; and (2) for any Performance Period for which Awards are intended to be Qualified Performance-Based Awards to eligible classes of Associates as set forth in Section 13, the Committee shall designate the Associates eligible to be granted Awards no later than the 90th day after the start of the fiscal year (or in the case of a Performance Period based upon a time period other than a fiscal year, no later than the date 25% of the Performance Period has elapsed). No executive officer named in the Summary Compensation Table of the Company’s then current Proxy Statement shall be eligible to receive in excess of 200,000 Options or Stock Appreciation Rights in any one-year period.

6.	Options.

(a)        Grant of Options. The Committee, the Board or their lawful designees may from time to time authorize grants of Options to any Participant upon such terms and conditions as the Committee or Board may determine in accordance with the provisions set forth in the Plan. Each grant will specify, among other things, the number of Shares to which it pertains; the Exercise Price, the form of payment to be made by the Participant for the shares purchased upon exercise of any Option; the required period or periods (if any) of continuous service by the Participant with the Company, a Subsidiary or an Affiliated Company and/or any other conditions to be satisfied before the Options or installments thereof will vest and become exercisable. Options granted under the Plan may be either Non-Qualified Options or Incentive Stock Options.

Notwithstanding any provision of the Plan to the contrary, the aggregate Fair Market Value (as determined on the Date of Grant) of the Common Stock with respect to which Incentive Stock Options granted are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed the maximum amount specified by Section 422 of the Code, as amended from time to time (currently $100,000).

Each Option granted under this Plan will be evidenced by Grant Documents delivered to the Participant containing such further terms and provisions, not inconsistent with the Plan, as the Committee or Board may approve in their discretion.

(b)	Exercise Price.

(i)       The Exercise Price for each share of Common Stock purchasable under any Option shall be not less than 100% of the Fair Market Value per share on the Date of Grant as the Committee or Board shall specify. All such Exercise Prices shall be subject to adjustment as provided for in Section 15 hereof.

(ii)       If any Participant to whom an Incentive Stock Option is to be granted under the Plan is on the Date of Grant the owner of stock (as determined under Section 425(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company or any one of its Subsidiaries or Affiliated Companies, then the Exercise Price per share of Common Stock subject to such Incentive Stock Option shall not be less than 110% of the Fair Market Value of one share of Common Stock on the Date of Grant.

(c)        Exercise Period. Subject to Section 11 hereof, the period during which an Option shall vest and become exercisable by a Participant (or his or her representative(s) or transferee(s)) whether during or after employment or following death, retirement or disability (the “Exercise Period”) shall be such period of time as may be designated by the Committee or the Board as set forth in the Committee’s or Board’s applicable rules, guidelines and practices governing the Plan and/or in the Grant Documents executed in connection with such Option. If the Committee or Board provides, in their sole discretion, that any Option is exercisable only in installments, the Committee or Board may waive or accelerate such installment exercise provisions at any time at or after grant in whole or in part, based upon such factors as the Committee or Board shall determine, in their sole discretion.

The maximum duration of any Incentive Stock Option granted under the Plan shall be ten (10) years from the Date of Grant (and no such Incentive Stock Option shall be exercisable after the expiration of such (10) year period), unless the Incentive Stock Option is granted to a Participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company, in which case the term may not exceed five (5) years from the Date of Grant. The duration of Non-Qualified Stock Options shall be for such period as determined by the Committee or Board in its sole discretion, not to exceed twelve years.

(d)         Exercise of Option. Subject to Section 11 hereof, an Option may be exercised by a Participant at any time and from time to time during the Exercise Period by giving written notice of such exercise to the Company specifying the number of shares of Common Stock to be purchased by the Participant. Such notice shall be accompanied by payment of the Exercise Price in accordance with subsection (e) below.

(e)         Payment for Shares. Full payment of the Exercise Price for the Shares purchased upon exercise of an Option, together with the amount of any tax or excise due in respect of the sale and issue thereof, may be made in one of the following forms of payment:

(i)	Cash, by check or electronic funds transfer;

(ii)      Pursuant to procedures approved by the Company, through the sale (or margin) of Shares acquired upon exercise of the Option through a broker-dealer to whom the Participant has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale (or if applicable margin loan) proceeds sufficient to pay for the Exercise Price, together with, if requested by the

Company, the amount of federal, state, local or foreign withholding taxes payable by reason of such exercise;

(iii)     By delivering previously-owned shares of Common Stock owned by the Participant for a period of at least six months having a Fair Market Value on the date upon which the Participant exercises his or her Option equal to the Exercise Price, or by delivering a combination of cash and shares of Common Stock equal to the aggregate Exercise Price;

(iv)      By authorizing the Company to withhold a number of shares of Common Stock otherwise issuable to the Participant upon exercise of an Option having an aggregate Fair Market Value on the date upon which the Participant exercises his or her Option equal to the aggregate Exercise Price; or

(v)	By any combination of the foregoing.

Provided, however, that the payment methods described in clause (iv) immediately above shall not be available to a Participant without the prior consent of either the Committee or its authorized designee(s), or if at any time the Company is prohibited from purchasing or acquiring Shares under applicable law. The Committee or the Board may permit a Participant to exercise an Option and defer the issuance of any Shares, subject to such rules and procedures as the Committee or Board may establish.

The Company will issue no certificates for Shares until full payment of the Exercise Price has been made, and a Participant shall have none of the rights of a shareholder until certificates for the Shares purchased are issued; provided however, that for purposes of this Section 6, full payment shall be deemed to have been received by the Company upon evidence of delivery to a broker-dealer of the irrevocable instructions contemplated by clause (ii) immediately above.

(f)        Withholding Taxes. The Company may require a Participant exercising a Non-Qualified Stock Option or Stock Appreciation Right granted hereunder to reimburse the Company (or the entity which employs the Participant) for taxes required by any government to be withheld or otherwise deducted and paid by such corporation in respect of the issuance of the Shares. Such withholding requirements may be satisfied by any one of the following methods:

(i)        A Participant may deliver cash in an amount which would satisfy the withholding requirement;

(ii)       A Participant may deliver previously-owned Shares (based upon the Fair Market Value of the Common Stock on the date of exercise) in an amount which would satisfy the withholding requirement; or

(iii)      With the prior consent of either the Committee or the Board, or its authorized designees, a Participant may request that the Company (or the entity which employs the Participant) withhold from the number of Shares otherwise issuable to the Participant upon exercise of an Option such number of Shares (based upon the Fair Market Value of the Common Stock on the date of exercise) as is necessary to satisfy the withholding requirement.

(g)        Conditions to Exercise of Options. The Committee or the Board may, in their discretion, require as conditions to the exercise of Options or Stock Appreciation Rights and the issuance of shares thereunder either (a) that a registration statement under the Securities Act of 1933, as amended, with respect to the Options or Stock Appreciation Rights and the shares to be issued upon the exercise thereof, containing such current information as is required by the Rules and Regulations under said Act, shall have become, and continue to be, effective; or (b) that the

Participant or his or her transferee(s) (i) shall have represented, warranted and agreed, in form and substance satisfactory to the Company, both that he or she is acquiring the Option or Stock Appreciation Right and, at the time of exercising the Option or Stock Appreciation Right, that he or she is acquiring the shares for his/her own account, for investment and not with a view to or in connection with any distribution; (ii) shall have agreed to restrictions on transfer, in form and substance satisfactory to the Company; and (iii) shall have agreed to an endorsement which makes appropriate reference to such representations, warranties, agreements and restrictions both on the option and on the certificate representing the shares.

(h)        Use of Proceeds. Proceeds realized from the sale of Common Stock pursuant to Options granted hereunder shall constitute general funds of the Company.

7.	Stock Appreciation Rights.

(a)        When granted, Stock Appreciation Rights may, but need not be, identified with a specific Option (including any Option granted on or before the Date of Grant of the Stock Appreciation Rights) in a number equal to or different from the number of Stock Appreciation Rights so granted. If Stock Appreciation Rights are identified with Shares subject to an Option, then, unless otherwise provided in the applicable Grant Documents, the Participant’s associated Stock Appreciation Rights shall terminate upon the expiration, termination, forfeiture or cancellation of such Stock Option or the exercise of such Option.

(b)        The Strike Price of any Stock Appreciation Right shall (i) for any Stock Appreciation Right that is identified with an Option, equal the Exercise Price of such Option, or (ii) for any other Stock Appreciation Right, be not less than 100% of the Fair Market Value of a Share of Common Stock on the Date of Grant as the Committee or Board shall specify.

(c)        Subject to Section 11 hereof, (i) each Stock Appreciation Right which is identified with any Option grant shall vest and become exercisable by a Participant as and to the extent that the related Option with respect to which such Stock Appreciation Right is identified may be exercised; and (ii) each other Stock Appreciation Right shall vest and become exercisable by a Participant, whether during or after employment or following death, retirement or disability, at such time or times as may be designated by the Committee or Board as set forth in the applicable rules, guidelines and practices governing the Plan and/or the Grant Documents executed in connection with such Stock Appreciation Right.

(d)        Subject to Section 11 hereof, Stock Appreciation Rights may be exercised by a Participant by delivery to the Company of written notice of intent to exercise a specific number of Stock Appreciation Rights. Unless otherwise provided in the applicable Grant Documents, the exercise of Stock Appreciation Rights which are identified with Shares of Common Stock subject to an Option shall result in the cancellation or forfeiture of such Option to the extent of the exercise of such Stock Appreciation Right.

(e)        The benefit to the Participant for each Stock Appreciation Right exercised shall be equal to (i) the Fair Market Value of a Share of Common Stock on the date of exercise, minus (ii) the Strike Price of such Stock Appreciation Right. Such benefit shall be payable in cash, except that the Committee or Board may provide in the applicable rules, guidelines and practices governing the Plan and/or the Grant Documents that benefits may be paid wholly or partly in Shares of Common Stock.

8.	Restricted Stock Awards.

(a)        Issuance. A Restricted Stock Award shall be subject to restrictions imposed by the Committee or the Board during a period of time specified by the Committee or Board (the “Restriction Period”). Restricted Stock Awards may be issued hereunder to Participants for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The provisions of Restricted Stock Awards need not be the same with respect to each Participant.

(b)	Restricted Stock.

(i)        The Company may grant Restricted Stock to those Associates the Committee or the Board may select in their sole discretion. Each Award of Restricted Stock shall have those terms and conditions that are expressly set forth in or are required by the Plan and the Grant Documents as the Committee or the Board may determine in their discretion.

(ii)        While any restriction applies to any Participant’s Restricted Stock, (a) unless the Committee or the Board provides otherwise, the Participant shall receive the dividends paid on the Restricted Stock and shall not be required to return those dividends to the Company in the event of the forfeiture of the Restricted Stock; (b) the Participant shall receive the proceeds of the Restricted Stock in any stock split, reverse stock split, recapitalization, or other change in the capital structure of the Company, which proceeds shall automatically and without need for any other action become Restricted Stock and be subject to all restrictions then existing as to the Participant’s Restricted Stock; and (c) the Participant shall be entitled to vote the Restricted Stock during the Restriction Period.

(iii)       The Restricted Stock will be delivered to the Participant subject to the understanding that while any restriction applies to the Restricted Stock, the Participant shall not have the right to sell, transfer, assign, convey, pledge, hypothecate, grant any security interest in or mortgage on, or otherwise dispose of or encumber any shares of Restricted Stock or any interest therein. As a result of the retention of rights in the Restricted Stock by the Company, except as required by any applicable law, neither any shares of the Restricted Stock nor any interest therein shall be subject in any manner to any forced or involuntary sale, transfer, conveyance, pledge, hypothecation, encumbrance, or other disposition or to any charge, liability, debt, or obligation of the Participant, whether as the direct or indirect result of any action of the Participant or any action taken in any proceeding, including any proceeding under any bankruptcy or other creditors’ rights law. Any action attempting to effect any transaction of that type shall be void.

(iv)       Unless other provisions are specified in the Grant Documents or Plan guidelines which may be adopted by the Committee or the Board from time to time, any Restricted Stock held by the Participant at the time the Participant ceases to be an Associate for any reason shall be forfeited by the Participant to the Company and automatically re-conveyed to the Company.

(v)        The Committee or the Board may withhold, in accordance with Section 16(f) hereof, any amounts necessary to collect any withholding taxes upon any taxable event relating to Restricted Stock.

(vi)       The making of an Award of Restricted Stock and delivery of any Restricted Stock is subject to compliance by the Company with all applicable laws. The Company need not issue or transfer Restricted Stock pursuant to the Plan unless the Company’s legal counsel has approved all legal matters in connection with the delivery of the Restricted Stock.

(vii)      The Restricted Stock will be book-entry Shares only unless the Committee or the Board decides to issue certificates to evidence any shares of Restricted Stock. The Company may place stop-transfer instructions with respect to all Restricted Stock on its stock transfer records.

(viii)     At the time of grant of Restricted Stock (or at such earlier or later time as the Committee or the Board determines to be appropriate in light of the provisions of Code Section 409A), the Committee or the Board may permit a Participant of an Award of Restricted Stock to defer receipt of his or her Restricted Stock in accordance with rules and procedures established by the Committee or the Board. Alternatively, the Committee or the Board may, in their discretion and at the times provided above, permit an individual who would have been a Participant with respect to an Award of Restricted Stock, to elect instead to receive an equivalent Award of Restricted Stock Units, and the Committee or the Board may permit the Participant to elect to defer receipt of Shares under the Restricted Stock Units in accordance with Section 8(c)(viii).

(ix)       The minimum Restriction Period applicable to any Award of Restricted Stock that is not subject to performance conditions restricting the grant size, the transfer of the shares, or the vesting of the award shall be two (2) years from the date of grant; provided, however, that a Restriction Period of less than two (2) years may be approved under the Plan for such Awards with respect to up to a total of 100,000 Shares.

(c)	Restricted Stock Units.

(i)        The Company may grant Restricted Stock Units to those Associates as the Committee or the Board may select in its sole discretion. Restricted Stock Units represent the right to receive Shares in the future, at such times, and subject to such conditions as the Committee or the Board shall determine. The restrictions imposed shall take into account potential tax treatment under Code Section 409A.

(ii)        Until the Restricted Stock Unit is released from restrictions and any Shares subject thereto are delivered to the Participant, the Participant shall not have any beneficial ownership in any Shares subject to the Restricted Stock Unit, nor shall the Participant have the right to sell, transfer, assign, convey, pledge, hypothecate, grant any security interest in or mortgage on, or otherwise dispose of or encumber any Restricted Stock Unit or any interest therein. Except as required by any law, no Restricted Stock Unit nor any interest therein shall be subject in any manner to any forced or involuntary sale, transfer, conveyance, pledge, hypothecation, encumbrance, or other disposition or to any charge, liability, debt, or obligation of the Participant, whether as the direct or indirect result of any action of the Participant or any action taken in any proceeding, including any proceeding under any bankruptcy or other creditors’ rights law. Any action attempting to effect any transaction of that type shall be void.

(iii)       Upon the lapse of the restrictions, the Participant holder of Restricted Stock Units shall, except as noted below, be entitled to receive, as soon as administratively practical, (a) that number of Shares subject to the Award that are no longer subject to restrictions, (b) cash in an amount equal to the Fair Market Value of the number of Shares subject to the Award that are no longer subject to restrictions, or (c) any combination of Shares and cash, as the Committee or the Board shall determine in their sole discretion, or shall have specified at the time the Award was granted.

(iv)       Restricted Stock Units and the entitlement to Shares, cash, or any combination thereunder will be forfeited and all rights of a Participant to such Restricted Stock Units and the Shares thereunder will terminate if the applicable restrictions are not satisfied.

(v)        A Participant holder of Restricted Stock Units is not entitled to any rights of a holder of the Shares (e.g., voting rights and dividend rights), prior to the receipt of such Shares pursuant to the Plan. The Committee or the Board may, however, provide in the Grant Documents that the Participant shall be entitled to receive dividend equivalent payments on Restricted Stock Units, on such terms and conditions as the Grant Documents may specify.

(vi)       The Committee or the Board may withhold, in accordance with Section 16(f) hereof, any amounts necessary to collect any withholding taxes upon any taxable event relating to any Restricted Stock Units.

(vii)      The granting of Restricted Stock Units and the delivery of any Shares is subject to compliance by the Company with all applicable laws.

(viii)     At the time of grant of Restricted Stock Units (or at such earlier or later time as the Committee or the Board determines to be appropriate in light of the provisions of Code Section 409A), the Committee or the Board may permit a Participant to elect to defer receipt of the Shares or cash to be delivered upon lapse of the restrictions applicable to the Restricted Stock Units in accordance with rules and procedures that may be established from time to time by the Committee or the Board. Such rules and procedures shall take into account potential tax treatment under Code Section 409A, and may provide for payment in Shares or cash.

9.	Performance Awards.

(a)        Grant. The Company or the Board may grant Performance Awards to Associates on any terms and conditions the Committee or the Board deem desirable. Each Award of Performance Awards shall have those terms and conditions that are expressly set forth in, or are required by, the Plan and the Grant Documents.

(b)        Performance Goals. The Committee or the Board may set Performance Goals which, depending on the extent to which they are met during a Performance Period, will determine the number of Performance Shares or Performance Units that will be delivered to a Participant at the end of the Performance Period. The Performance Goals may be set at threshold, target, and maximum performance levels, and the number of Performance Shares or Units to be delivered may be tied to the degree of attainment of the various performance levels specified under the various Performance Goals during the Performance Period. No payment shall be made with respect to a Performance Share if any specified threshold performance level is not attained.

(c)        Beneficial Ownership. A Participant receiving a Performance Award shall not have any beneficial ownership in any Shares subject to such Award until Shares are delivered in satisfaction of the Award, nor shall the Participant have the right to sell, transfer, assign, convey, pledge, hypothecate, grant any security interest in or mortgage on, or otherwise dispose of or encumber any Performance Award or any interest therein. Except as required by any law, neither the Performance Award nor any interest therein shall be subject in any manner to any forced or involuntary sale, transfer, conveyance, pledge, hypothecation, encumbrance, or other disposition or to any charge, liability, debt, or obligation of the Participant, whether as the direct or indirect result of any action of the Participant or any action taken in any proceeding, including any proceeding under any bankruptcy or other creditors’ rights law. Any action attempting to effect any transaction of that type shall be void.

(d)        Determination of Achievement of Performance Awards. The Committee or the Board shall, promptly after the date on which the necessary financial, individual or other information for a particular Performance Period becomes available, determine and certify the degree to which each of the Performance Goals have been attained.

(e)        Payment of Performance Awards. After the applicable Performance Period has ended, a recipient of a Performance Award shall be entitled to payment based on the performance level attained with respect to the Performance Goals applicable to the Performance Award. Performance Awards shall be settled as soon as practicable after the Committee or Board determines and certifies the degree of attainment of Performance Goals for the Performance Period. Subject to the terms and conditions of the Grant Documents, payment to a Participant with respect to a Performance Award may be made (a) in Shares, (b) in cash, or (c) any combination of Shares and cash, as the Committee or the Board may determine at any time in their sole discretion.

(f)        Limitation on Rights/Withholding. A recipient of a Performance Award is not entitled to any rights of a holder of the Shares (e.g. voting rights and dividend rights), prior to the receipt of such Shares pursuant to the Plan. No dividend equivalents will be paid with respect to Performance Awards. The Committee or the Board may withhold, in accordance with Section 16(f) hereof, any amounts necessary to collect any withholding taxes upon any taxable event relating to Performance Awards.

10.       Other Stock Unit Awards. Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property (“Other Stock Unit Awards”) may be granted hereunder to Participants, either alone or in addition to other Awards granted under the Plan. Other Stock Unit Awards may be paid in Shares, cash or any other form of property as the Committee or the Board may determine. Subject to the provisions of the Plan, the Committee or the Board shall have sole and complete authority to determine the Associates to whom such Awards shall be made, the times at which such Awards shall be made, the number of Shares to be granted pursuant to such Awards, and all other terms and conditions of such Awards. The provisions of Other Stock Unit Awards need not be the same with respect to each Participant. For any Award or Shares subject to any Award made under this Section, the vesting of which is conditioned only on the passage of time, such Restriction Period shall be a minimum of two (2) years for full vesting. Shares (including securities convertible into Shares) subject to Awards granted under this Section may be issued for no cash consideration or for such minimum consideration as may be required by applicable law.

11.         Change in Control. Notwithstanding any other provision of the Plan to the contrary, the Committee or Board may determine, in their discretion, that upon the occurrence of a transaction involving a merger or consolidation of the Company, a sale of all or substantially all of its assets, or the acquisition of a significant percentage of the voting power of the Company, or such other form of transaction as the Committee or Board may determine from time to time to constitute a change in control of the Company, that (i) Stock Options and Stock Appreciation Rights may become immediately exercisable; (ii) restrictions and deferral limitations applicable to any Restricted Stock or Restricted Stock Unit Award may become free of all restrictions and limitations and become fully vested and transferable; (iii) all Performance Awards may be considered to be prorated, and any deferral or other restriction may lapse and such Performance Awards may be immediately settled or distributed; (iv) the restrictions and deferral limitations and other conditions applicable to any Other Stock Unit Awards or any other Awards granted under the Plan may lapse and such Other Stock Unit Awards or such other Awards may become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the Award not previously forfeited or vested.

The Committee or the Board, in their discretion, may also determine that, upon the occurrence of such a change in control transaction, each Stock Option or Stock Appreciation Right outstanding hereunder shall terminate within a specified number of days after notice to the holder, and such holder shall receive, with respect to each share of Common Stock subject to such Stock Option or Stock Appreciation Right, an amount equal to the excess of the fair market value of the Shares immediately prior to the occurrence of such transaction (which shall be no less than the value being paid for such Shares pursuant to such transaction) over the Exercise Price or Strike Price, as applicable, of such Stock Option or Stock Appreciation Right; such amount shall be payable in cash, in one or more of the kinds of property payable in such transaction, or in a combination thereof, as the Committee or Board in their discretion shall determine.

12.	Transferability of Awards.

(a)        Incentive Stock Options granted under the Plan shall not be transferred by a Participant, except by will or by the laws of descent and distribution.

(b)        Other Awards (subject to the limitations in paragraph (c) below) granted under the Plan may be transferred by a Participant to: (i) the Participant’s family members (whether related by blood, marriage, or adoption and including a former spouse); (ii) trust(s) in which the Participant’s family members have a greater than 50% beneficial interest; (iii) trusts, including but not limited to charitable remainder trusts, or similar vehicles established for estate planning and/or charitable giving purposes; and (iv) family partnerships and/or family limited liability companies which are controlled by the Participant or the Participant’s family members, such transfers being permitted to occur by gift or pursuant to a domestic relation order, or, only in the case of transfers to the entities described in clauses (i), (ii) and (iii) immediately above, for value. The Committee or Board, or their authorized designees may, in their sole discretion, permit transfers of Awards to other persons or entities upon the request of a Participant. Subsequent transfers of previously transferred Awards may only be made to one of the permitted transferees named above, unless the subsequent transfer has been approved by the Committee or the Board, or their authorized designee(s). Otherwise, such transferred Awards may be transferred only by will or the laws of descent and distribution.

(c)        Notwithstanding the foregoing, if at the time any Option is transferred as permitted under this Section 12, a corresponding Stock Appreciation Right has been identified as being granted in tandem with such Option, then the transfer of such Option shall also constitute a transfer of the corresponding Stock Appreciation Right, and such Stock Appreciation Right shall not be transferable other than as part of the transfer of the Option to which it relates.

(d)        Concurrently with any transfer, the transferor shall give written notice to the Plan’s then current Plan administrator of the name and address of the transferee, the number of shares being transferred, the Date of Grant of the Awards being transferred, and such other information as may reasonably be required by the administrator. Following a transfer, any such Awards shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The provisions of the Plan and applicable Grant Documents shall continue to be applied with respect to the original Participant, and such Awards shall be exercisable by the transferee only to the extent that they could have been exercised by the Participant under the terms of the original Grant Documents. The Company disclaims any obligation to provide notice to a transferee of any termination or expiration of a transferred Award.

13.	Code Section 162(m) Provisions and Award Limitations.

(a)        Notwithstanding any other provision of the Plan, (i) to the extent Awards to salaried employees (each an “eligible employee” for purposes of Code Section 162(m) and the Treasury Regulations thereunder with regard to shareholder approval of the material terms of the Performance Goals) are intended to be Qualified Performance-Based Awards; or (ii) if the Committee determines at the time any Award is granted to a salaried employee who is, or who may be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Associate, then the Committee may provide that this Section 13 is applicable to such Award.

(b)        If an Award is subject to this Section 13, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement or attainment of one or more objective Performance Goals as determined by the Committee, using one or more Performance Measures also as determined by the Committee. Such Performance Goals shall be established by the Committee no later than 90 days after the beginning of the Performance Period to which the Performance Goals pertain and while the attainment of the Performance Goals is substantially uncertain, and in any event no later than the date 25% of the Performance Period has elapsed.

(c)        Notwithstanding any provision of this Plan (other than Section 11 or 14), with respect to any Award that is subject to this Section 13, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable Performance Goals except in the case of the death or disability of the Participant

(d)        The Committee shall have the power to impose such other restrictions on Awards subject to this Section 13 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m) (4) (C) of the Code, or any successor provision thereto. Whenever the Committee determines that it is advisable to grant or pay Awards that do not qualify as Qualified Performance-Based Awards, the Committee may make grants or payments without satisfying the requirements of Code Section 162(m).

(e)        Notwithstanding any provision of this Plan other than Section 15, commencing with calendar year 2005, (i) no Participant may be granted in any twelve (12) month period an aggregate amount of Options and/or Stock Appreciation Rights with respect to more than 200,000 Shares, and (ii) no Participant may be granted in any twelve (12) month period an aggregate amount of Restricted Stock Awards, Restricted Stock Unit Awards, Performance Awards or Other Stock Unit Awards, with respect to more than 50,000 Shares (or cash amounts based on the value of more than 50,000 Shares).

14.	Alteration, Termination, Discontinuance, Suspension, and Amendment.

(a)        The Committee or the Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) shareholder approval if such approval is necessary to qualify for or comply with any tax or regulatory requirement for which or with which the Committee or Board deems it necessary or desirable to qualify or comply; or (ii) the consent of the affected Participant, if such action would impair the rights of such Participant under any outstanding Award. Notwithstanding anything to the contrary herein, the Committee or the Board may make technical amendments to the Plan as may be necessary so as to have the Plan conform to any laws or regulations in any jurisdiction within or outside the United States, so long as shareholder approval of such technical amendments is not required.

(b)        The Committee or Board may amend the terms of any outstanding Award, prospectively or retroactively, except to the extent that such action would cause an Award subject to Section 13 not to qualify for the exemption from the limitation on deductibility imposed by Section 162(m)(4)(c) of the Code, and except that no such amendment shall impair the rights of any Participant without his or her consent. Subject to the requirements of paragraph (c) below, the Committee or Board may, without the consent of the Participant, amend any Grant Documents evidencing an Option or Stock Appreciation Right granted under the Plan, or otherwise take action, to accelerate the time or times at which an Option or Stock Appreciation Right may be exercised; to extend the expiration date of an Award; to waive any other condition or restriction applicable to an Award or to the exercise of an Option or Stock Appreciation Right; to reduce the Exercise Price or Strike Price, as applicable, of an Option or Stock Appreciation Right; to amend the definition of a change in control of the Company (if such a definition is contained in such Grant Documents) to expand the events that would result in a change in control and to add a change in control provision to such Grant Documents (if such provision is not contained in such Grant Documents); and may amend any such Grant Documents in any other respect with the consent of the Participant.

(c)        If an amendment would (i) materially increase the benefits to participants under the Plan, (ii) increase the aggregate number of Shares that may be issued under the Plan, or (iii) materially modify the requirements for participation in the Plan by materially increasing the class or number of persons eligible to participate in the Plan, then such amendment shall be subject to shareholder approval.

(d)        If required by any Legal Requirement, any amendment to the Plan or any Award will also be submitted to and approved by the requisite vote of the shareholders of the Company. If any Legal Requirement requires the Plan to be amended, or in the event any Legal Requirement is amended or supplemented (e.g., by addition of alternative rules) to permit the Company to remove or lessen any restrictions on or with respect to an Award, the Board and the Committee each reserve the right to amend the Plan or any Grant Documents evidencing an Award to the extent of any such requirement, amendment or supplement, and all Awards then outstanding will be subject to such amendment.

(e)        Notwithstanding any provision of the Plan to the contrary, the Committee or the Board may not, without prior approval of the shareholders of the Company, reprice any outstanding Option by either lowering the Exercise Price thereof or canceling such outstanding Stock Option in consideration of a grant having a lower Exercise Price. This paragraph 14(d) is intended to prohibit the repricing of “underwater” Options without prior shareholder approval and shall not be construed to prohibit the adjustments provided for in Section 15 hereof.

(f)        The Plan may be terminated at any time by action of the Board. The termination of the Plan will not adversely affect the terms of any outstanding Award.

15.       Adjustment of Shares; Effect of Certain Transactions. Notwithstanding any other provision of the Plan to the contrary, in the event of any change in the shares of Common Stock subject to the Plan or to any Award (through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, issuance of rights to subscribe, or change in capital structure), appropriate adjustments or substitutions shall be made by the Committee or the Board as to the (i) maximum number of shares of Common Stock subject to the Plan, (ii) maximum number of Shares of Common Stock for which Awards may be granted to any one Associate, and (iii) the number of Shares of Common Stock and price per share subject to outstanding Awards as shall be equitable to prevent dilution or enlargement of rights under previously granted Awards. The determination of the Committee or Board as to these matters shall be conclusive; provided, however, that (i) any such adjustment with respect to an Incentive Stock Option and any related Stock Appreciation Right shall comply with the rules of Section 424(a) of the Code; and (ii) in no event shall any adjustment be made which would disqualify any Incentive Stock Option granted hereunder as an Incentive Stock Option for purposes of Section 422 of the Code.

16.	General Provisions.

(a)       No Associate or Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Associates or Participants under the Plan.

(b)      Except to the extent that such action would cause an Award subject to Section 13 not to qualify for the exemption from the limitation on deductibility imposed by Section 162(m)(4)(c) of the Code, the Committee or Board shall be authorized to make adjustments in performance award criteria or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The Committee or Board may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry it into effect. In the event the Company shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of or combination with another corporation or business entity, the Committee or Board may, in their discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate.

(c)       All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stock transfer orders and other restrictions as the Committee or Board may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable state of Federal securities law, and the Committee or Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(d)       No Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee or the Board in their sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal securities laws and any other laws to which such offer, if made, would be subject.

(e)       The Committee or the Board shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Subject to the provisions of the Plan and any Grant Documents, the recipient of an Award (including, without limitation, any deferred Award) may, if so determined by the Committee or the Board, be entitled to receive, currently or on a deferred basis, cash dividends, or cash payments in amounts equivalent to cash dividends on Shares (“dividend equivalents”), with respect to the number of Shares covered by the Award, as determined by the Committee or the Board, in their sole discretion, and the Committee or Board may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested.

(f)        The Company shall be authorized to withhold from any Award granted or payment due under the Plan the amount of withholding taxes due in respect of an Award or payment hereunder and to take such other action as may be necessary in the opinion of the Plan administrator to satisfy all obligations for the payment of such taxes, not to exceed the statutory minimum withholding obligation. The Committee or Board shall be authorized to establish procedures for election by Participants to satisfy such obligations for the payment of such taxes (i) by delivery of or transfer of Shares to the Company, (ii) with the consent of the Committee or the Board, by directing the Company to retain Shares otherwise deliverable in connection with the Award, (iii) by payment in cash of the amount to be withheld, or (iv) by withholding from any cash compensation otherwise due to the Participant.

(g)       Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if required, and such arrangements may be either generally applicable or applicable only in specific cases.

(h)       The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the state of Delaware and applicable Federal law.

(i)        If any provision of this Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee or the Board, such provision shall be construed or deemed amended to conform to applicable law, or if it cannot be construed or deemed amended without, in the determination of the Committee or the Board, materially altering the intent of the Plan, it shall be stricken, and the remainder of the Plan shall remain in full force and effect.

(j)        Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee or the Board, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee or Board also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligations with respect to tax equalization for Associates on assignments outside their home country.

(k)       No Award shall be granted or exercised if the grant of the Award or the exercise and the issuance of shares or other consideration pursuant thereto would be contrary to law or the regulations of any duly constituted authority having jurisdiction.

(l)        The Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary or Affiliated Company, nor will it interfere in any way with any right the Company or any Subsidiary or Affiliated Company would otherwise have to terminate a Participant’s employment or other service at any time.

(Side 1)

PROXY	PROXY

ACXIOM CORPORATION

This Proxy Is Solicited on Behalf of The Board of Directors

for the Annual Meeting of Stockholders

to be Held on December 21, 2007

The undersigned hereby appoints Catherine L. Hughes and Christopher W. Wolf as proxies, or either of them, with the power to appoint their substitutes, and hereby authorizes them to represent and vote, as designated below, all of the shares of common stock of Acxiom Corporation held of record by the undersigned on October 24, 2007, at the Annual Meeting of Stockholders to be held at the Acxiom River Market Building, 601 East Third Street, Little Rock, Arkansas at 10:00 a.m. CST on December 21, 2007, or any postponement or adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

Please mark, sign, date and return the proxy card promptly using the enclosed envelope.

SEE REVERSE SIDE

(Side 2)

☒	Please mark your votes as in this example.

1.	Election of directors

	Nominees:	FOR	AGAINST	ABSTAIN

	Mary L. Good, Ph.D.	☐	☐	☐

	Stephen M. Patterson	☐	☐	☐

	Kevin M. Twomey	☐	☐	☐

		FOR	AGAINST	ABSTAIN
2.	Approval of an amendment to the 2005 Equity Compensation Plan	☐	☐	☐

The Board of Directors recommends a vote FOR Proposals 1 and 2

3.	In their discretion, the proxies are authorized to consider and vote upon such other business that may come before the meeting or any postponement or adjournment thereof.

SIGNATURE(S)	DATED:	, 2007

SIGNATURE(S)	DATED:	, 2007

NOTE:

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.